Exhibit 10.31

FOURTH AMENDMENT TO LEASE AGREEMENT

THIS FOURTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made as of the 19 day of January, 2012 by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership (“Landlord”), and DICK’S SPORTING GOODS, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant heretofore entered into that certain Lease dated June 25, 2007 (the “Original Lease”), as amended by that certain First Amendment to Lease Agreement dated September 8, 2008 (the “First Amendment”), as amended by that certain Second Amendment to Lease Agreement dated January 29, 2010 (the “Second Amendment”), and as amended by that certain Third Amendment to Lease Agreement (the “Third Amendment”; the Original Lease, the First Amendment, the Second Amendment and the Third Amendment hereinafter referred to, collectively, as the “Lease”) for the lease of approximately 657,200 square feet of space, located at 3909 North Commerce Drive, Atlanta, Georgia 30344, within Camp Creek Business Center, said space being more particularly described therein (the “Leased Premises”); and

WHEREAS, Landlord and Tenant desire to amend the Lease on the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by each party hereto to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.             Incorporation of Recitals and Definitions. The above recitals are hereby incorporated into this Amendment as if fully set forth herein. All capitalized terms used herein but undefined shall have the meaning as defined in the Lease.

2.             Notice Addresses. Section 1.01(1) of the Lease is hereby modified to reflect that Landlord’s and Tenant’s addresses for notice purposes are as follows:

Landlord:	Duke Realty Limited Partnership
c/o Duke Realty Corporation
Attn.: Atlanta Market – V.P., Asset Mgmt. & Customer Service
3039 Premiere Parkway, Suite 100
Duluth, Georgia 30097

Tenant:	Dick’s Sporting Goods, Inc.
345 Court Street
Coraopolis, Pennsylvania 15108
Attn.: Legal Department

3.             Option Rights.

(a)           The second (2nd) sentence of Section 4 of Exhibit E to the Lease, as heretofore amended by Section 6(a) of the Second Amendment, is hereby deleted in its entirety and replaced with the following:

“The First Option Notice shall be effective only if delivered to Landlord at least thirty (30) days prior to March 31, 2013 and accompanied by a fee in the amount of $300,000.00 (the “First Option Fee”).”

(b)           The fourth (4th) sentence of Section 4 of Exhibit E to the Lease, as heretofore amended by Section 6(b) of the Second Amendment, is hereby deleted in its entirety and replaced with the following:

“The Second Option Notice shall be effective only if delivered to Landlord at least thirty (30) days prior to March 31, 2014 and accompanied by a fee in the amount of $400,000.00 (the “Second Option Fee”).”

(c)           The sixth (6th) sentence of Section 4 of Exhibit E to the Lease, as heretofore amended by Section 6(c) of the Second Amendment, is hereby deleted in its entirety and replaced with the following:

“The Third Option Notice shall be effective only if delivered to Landlord at least thirty (30) days prior to March 31, 2015 and accompanied by a fee in the amount of $500,000.00 (the “Third Option Fee”; the First Option Fee, the Second Option Fee and the Third Option Fee referred to hereinafter, collectively, as the “Option Fees”).”

4.             Examination of Amendment. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

5.             Incorporation. This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect. As amended hereby, the Lease is hereby ratified and confirmed by Landlord and Tenant. To the extent the terms hereof are inconsistent with the terms of the Lease, the terms hereof shall control.

(SIGNATURES CONTAINED ON THE FOLLOWING PAGE)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first set forth above.

Signed, sealed and delivered as to Landlord, in the presence of:	LANDLORD:

DUKE REALTY LIMITED PARTNERSHIP, an
Indiana limited partnership

/s/ [ILLEGIBLE]	By:	Duke Realty Corporation, an Indiana
Unofficial Witness		corporation, sole general partner

/s/ Selinda R. Mahan		By:	/s/ J. Christopher Brown
Notary Public		Name:	J. Christopher Brown
		Title:	Senior Vice President
Georgia Operations

	Date:	1/17/12

Signed, sealed and delivered as to Tenant, in the presence of:	TENANT:

DICK’S SPORTING GOODS, INC., a Delaware
corporation

/s/ [ILLEGIBLE]
Unofficial Witness		By:	/s/ Lee Belitsky
		Name:	Lee Belitsky
		Title:	SVP - Chief Risk and Compliance Officer
/s/ [ILLEGIBLE]
Notary Public
		Attest:	/s/ Tyler Bronson
		Name:	Tyler Bronson
COMMONWEALTH OF PENNSYLVANIA		Title:	Director Distribution Strategy & Support
NOTARIAL SEAL
SHEREE A. PARENTE, Notary Public	Date:	1/17/12
Chippewa Twp., Beaver County
My Commission Expires July 7, 2013

Dick’s Sporting Goods, Inc. 345 Court Street Coraopolis, PA 15108 tel: 724-273-3400 fax: 724-227-1928 Attention: Legal Department

April 8, 2011

VIA UPS NEXT DAY DELIVERY

Duke Realty Limited Partnership
c/o Duke Realty Corporation
Attn: Atlanta Market — V.P., Asset Mgmt. & Customer Service
3950 Shackleford Road, Suite 300
Duluth, GA 30096

Re:	Dick’s Sporting Goods, Inc. — Atlanta Distribution Center
Notice of Change of Address and Addressees

This is to advise you that Dick’s Sporting Goods, Inc.’s new address is as follows:

For all SNDA’s, Estoppels and other communications:	For all invoices, billing statements, sales requests, and related inquiries:

Dick’s Sporting Goods, Inc. 345 Court Street Coraopolis, PA 15108 ATTN: Legal Department Fax #: 724-227-1928	Dick’s Sporting Goods, Inc. 345 Court Street Coraopolis, PA 15108 ATTN: Lease Accounting Fax #:724-227-1811 Email: storeleases@dcsg.com

Further, the notice section of the Lease for the above-referenced location should be amended as follows:

The Notice Address of Tenant shall be:

Dick’s Sporting Goods, Inc.
345 Court Street
Coraopolis, PA 15108
ATTN: Legal Department
Fax #: 724-227-1928

Call with any questions.

Very truly yours,

/s/ Samantha O’Donoghue
Samantha O’Donoghue
Supervisor of Legal Administration and Corporate Governance

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made as of the 14th day of March, 2011, but effective as of November 5, 2010, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership (“Landlord”), and DICK’S SPORTING GOODS, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant heretofore entered into that certain Lease dated June 25, 2007, as amended by that certain First Amendment to Lease Agreement dated September 8, 2008, and as amended by that certain Second Amendment to Lease Agreement dated January 29, 2010 (as so amended, the “Lease”) for the lease of approximately 657,200 square feet of space, located at 3909 North Commerce Drive, Atlanta, Georgia 30344, within Camp Creek Business Center, said space being more particularly described therein (the “Leased Premises”); and

WHEREAS, Landlord and Tenant desire to amend the Lease on the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by each party hereto to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.             Incorporation of Recitals and Definitions. The above recitals are hereby incorporated into this Amendment as if fully set forth herein. All capitalized terms used herein but undefined shall have the meaning as defined in the Lease.

2.             Fencing. Landlord and Tenant acknowledge and agree that Tenant, at Tenant’s sole cost and expense, has the right to install and maintain (a) a ten (10) foot tall electric fence inside the perimeter of the Leased Premises, (b) a small guard house at the entrance to the Leased Premises, and (c) swing gates for vehicle ingress and egress at the entrance to the Leased Premises (collectively, the “Fencing”). The Installation of the Fencing shall be performed in accordance with the provisions of Section 7.03 of the Lease and in accordance with all applicable laws, regulations and building codes. Tenant further agrees that it will install appropriate signage with respect to the Fencing, which signage shall be subject to Landlord’s approval pursuant to Section 16.10 of the Lease. Upon the expiration or earlier termination of the Lease, Tenant shall, at Tenant’s sole cost and expense, remove the Fencing, and restore the Leased Premises to its original condition.

3.             Examination of Amendment. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

4.             Incorporation. This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect. As amended hereby, the Lease is hereby ratified and confirmed by Landlord and Tenant. To the extent the terms hereof are inconsistent with the terms of the Lease, the terms hereof shall control.

(SIGNATURES CONTAINED ON THE FOLLOWING PAGE)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first set forth above.

Signed, sealed and delivered as to Landlord, in the presence of:	LANDLORD:

DUKE REALTY LIMITED PARTNERSHIP, an
Indiana limited partnership

/s/ [ILLEGIBLE]		By:	Duke Realty Corporation,
Unofficial Witness			its General Partner

/s/ Selinda R. Mahan		By:	/s/ J. Christopher Brown
Notary Public		Name:	J. Christopher Brown
		Title:	Senior Vice President
Georgia Operations

	Date	3/14/11

Signed, sealed and delivered as to Tenant, in the presence of:	TENANT:

DICK’S SPORTING GOODS, INC., a Delaware
corporation

/s/ [ILLEGIBLE]
Unofficial Witness		By:	/s/ Michele Willoughby
		Name:	Michele Willoughby
		Title:	SVP E-Commerce & Supply Chain
/s/ [ILLEGIBLE]
Notary Public
		Attest:	/s/ Tyler Bronson
		Name:	Tyler Bronson
COMMONWEALTH OF PENNSYLVANIA		Title:	Director of Distribution Strategy & Support
NOTARIAL SEAL
SHEREE A. PARENTE, Notary Public	Date	3/10/11
Chippewa Twp., Beaver County
My Commission Expires July 7, 2013

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made as of the 29th day of January, 2010 by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership (“Landlord”), and DICK’S SPORTING GOODS, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant heretofore entered into that certain Lease dated June 25, 2007, as amended by that certain First Amendment to Lease Agreement dated September 8, 2008 (as so amended, the “Lease”) for the lease of approximately 657,200 square feet of space, located at 3909 North Commerce Drive, Atlanta, Georgia 30344, within Camp Creek Business Center, said space being more particularly described therein (the “Leased Premises”); and

WHEREAS, Landlord and Tenant desire to amend the Lease on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by each party hereto to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.             Incorporation of Recitals and Definitions. The above recitals are hereby incorporated into this Amendment as if fully set forth herein. All capitalized terms used herein but undefined shall have the meaning as defined in the Lease.

2.             Term. The Lease Term is hereby extended through and including April 30, 2021.

3.             Minimum Annual Rent. Section 1.01(d) of the Lease is hereby modified to reflect that commencing as of March 1, 2019 (the “Extension Date”), Minimum Annual Rent shall be as follows:

March 1, 2019 – February 29, 2020	$2,400,000.00
March 1, 2020 – February 28,z 2021	$2,400,000.00
March 1, 2021 – April 30, 2021	$ 400,000.00

4.             Monthly Rental Installments. Section 1.01(e) of the Lease is hereby modified to reflect that commencing as of the Extension Date, Monthly Rental Installments shall be as follows:

March 1, 2019 – April 30, 2021	$200,000.00

5.             Second Option to Expand Building. The phrase “the second (2nd) anniversary of the Additional Rent Commencement Date” beginning on the fifth (5th) line of Section 3 of Exhibit E to the Lease is hereby deleted in its entirety and the date “February 28, 2013” is hereby inserted in lieu thereof.

6.             Option Rights.

(a)           The second (2nd) sentence of Section 4 of Exhibit E to the Lease is hereby deleted in its entirety and replaced with the following:

“The First Option Notice shall be effective only if delivered to Landlord at least thirty (30) days prior to February 28, 2013 and accompanied by a fee in the amount of $300,000.00 (the “First Option Fee”).”

(b)           The fourth (4th) sentence of Section 4 of Exhibit E to the Lease is hereby deleted in its entirety and replaced with the following:

“The Second Option Notice shall be effective only if delivered to Landlord at least thirty (30) days prior to February 29, 2014 and accompanied by a fee in the amount of $400,000.00 (the “Second Option Fee”).”

(c)           The sixth (6th) sentence of Section 4 of Exhibit E to the Lease is hereby deleted in its entirety and replaced with the following:

“The Third Option Notice shall be effective only if delivered to Landlord at least thirty (30) days prior to February 28, 2015 and accompanied by a fee in the amount of $500,000.00 (the “Third Option Fee”; the First Option Fee, the Second Option Fee and the Third Option Fee referred to hereinafter, collectively, as the “Option Fees”).”

7.             Expansion Rent. The fourth (4th) sentence of Section 7(c) of Exhibit E to the Lease through the end of said paragraph is hereby deleted in its entirety and replaced with the following:

“Notwithstanding the foregoing, through the expiration of the Second Expansion Option, as such date may be extended pursuant to Tenant’s option rights set forth in Special Stipulation 4 above, the market-based land price with respect to the Second Expansion Space shall be One Hundred Thousand and No/100 Dollars ($100,000.00) per acre.”

8.             Option to Terminate. Tenant’s option to terminate the Lease set forth in Section 9 of Exhibit E to the Lease is hereby deleted in its entirety and shall be of no further force or effect.

9.             Condition of Leased Premises. Tenant acknowledges and agrees that Tenant is accepting possession of the Leased Premises for the extension term in “AS-IS” condition subject to Landlord’s repair and maintenance obligations as expressly provided in the Lease, and except as expressly provided herein, no free rent, moving allowances, tenant improvement allowances or other financial concessions contained in the Lease shall apply to the Lease Term, as extended hereby.

10.           Brokers. Except for Jones Lang LaSalle – Southeast, Inc. representing Tenant, whose commission shall be paid by Landlord, Landlord and Tenant each represents and warrants to the other that neither party has engaged or had any conversations or negotiations with any broker, finder or other third party concerning the matters set forth in this Amendment who would be entitled to any commission or fee based on the execution of this Amendment. Landlord and Tenant each hereby indemnifies the other against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination of the Lease for any reason.

11.           Examination of Amendment. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

12.           Incorporation. This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect. As amended hereby, the Lease is hereby ratified and confirmed by Landlord and Tenant. To the extent the terms hereof are inconsistent with the terms of the Lease, the terms hereof shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first set forth above.

Signed, sealed and delivered as to Landlord, in the presence of:	LANDLORD:

DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership

	By:	Duke Realty Corporation,
Unofficial Witness		its General Partner

/s/ Selinda R. Mahan	By:	/s/ J. Christopher Brown
Notary Public	Name:	J. Christopher Brown
	Title:	Senior Vice President
Atlanta Industrial Group
Signed, sealed and delivered as to Tenant, in the presence of:	TENANT:

DICK’S SPORTING GOODS, INC., a Delaware corporation

/s/ [ILLEGIBLE]
Unofficial Witness	By:	/s/ Lee Belitsky
	Name:	Lee Belitsky
	Title:	SVP Operations
/s/ Rebecca Lutz
Notary Public

COMMONWEALTH OF PENNSYLVANIA
Notarial Seal
Rebecca Lutz, notary Public
North Fayette Twp., Allegheny County
My Commission Expires May 22, 2011
Member, Pennsylvania Association of Notaries

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made as of the 8 day of Sept, 2008 by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership (“Landlord”), and DICK’S SPORTING GOODS, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant heretofore entered into that certain Lease Agreement dated June 25, 2007 (the “Lease”) for the lease of approximately 657,200 square feet of space, located at 3909 North Commerce Drive, East Point, Georgia 30344, within Camp Creek Business Center, said space being more particularly described therein (the “Leased Premises”); and

WHEREAS, Landlord and Tenant desire to amend the Lease on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by each party hereto to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.             Incorporation of Recitals and Definitions. The above recitals are hereby incorporated into this Amendment as if fully set forth herein. All capitalized terms used herein but undefined shall have the meaning as defined in the Lease.

2.             Minimum Annual Rent. In accordance with Sections 13, 14 and 15 of Exhibit B to the Lease, the schedule of Minimum Annual Rent set forth in Section 1.01(d) of the Lease is hereby deleted in its entirety and replaced with the following:

December 1, 2007 - November 30, 2008	$1,604,571.92
December 1, 2008 - November 30, 2009	$2,750,694.72
December 1, 2009 - November 30, 2010	$2,750,694.72
December 1, 2010 - November 30, 2011	$2,750,694.72
December 1, 2011 - November 30, 2012	$2,750,694.72
December 1, 2012 - November 30, 2013	$2,879,928.11
December 1, 2013 - November 30, 2014	$2,972,237.68
December 1, 2014 - November 30, 2015	$2,972,237.68
December 1, 2015 - November 30, 2016	$2,972,237.68
December 1, 2016 - November 30, 2017	$2,972,237.68
December 1, 2017 - November 30, 2018	$3,113,244.31
December 1, 2018 - February 28, 2019	$ 803,490.83

3.             Monthly Rental Installments. In accordance with Sections 13, 14 and 15 of Exhibit B to the Lease, the schedule of Monthly Rental Installments set forth in Section 1.01(e) of the Lease is hereby deleted in its entirety and replaced with the following:

December 1, 2007 - April 30, 2008	$ 0.00
May 1, 2008 - April 30, 2013	$229,224.56
May 1, 2013 - April 30, 2018	$247,686.47
May 1, 2018 - February 28, 2019	$267,830.28

4.             Additional Rent Commencement Date. February 6, 2008 is the Additional Rent Commencement Date under the Lease. Tenant acknowledges and agrees that (a) there are no amounts or credits due Tenant pursuant to Section 10 of Exhibit B to the Lease, and (b) Sections 11 and 12 of Exhibit B to the Lease are hereby declared null and void and of no force or effect.

5.             Warranty.

(a)           The first sentence of Section 12 of Exhibit E to the Lease is hereby deleted in its entirety and replaced with the following three (3) sentences:

Landlord hereby agrees to make any and all repairs to the Building and the Leased Premises, at its own expense, as are necessary or reasonably desirable to correct any defects in the Leased Premises or the Building of which Tenant notifies Landlord in writing on or before February 6, 2009 (exclusive of the Exterior Improvements, as hereinafter defined). Landlord hereby further agrees to make any and all repairs to the Exterior Improvements, at its own expense, as are necessary or reasonably desirable to correct any defects in the Exterior Improvements of which Tenant notifies Landlord in writing on or before March 5, 2009. For purposes hereof, Exterior Improvements shall mean and refer to that portion of the Tenant Improvements constructed and installed pursuant to Exhibit B to the Lease outside of the Building.

(b)           The fifth (5th) sentence (based on this Amendment) of Section 12 of Exhibit E to the Lease shall be revised to change “two (2)” to “four (4)”.

(c)           Without limiting anything set forth in Section 12 of Exhibit E to the Lease, as amended pursuant to subsection (a) above, to the extent that the Landlord Warranty relates to any defects in the concrete or asphalt to be constructed and installed in the truck/trailer area shown on Exhibit A attached hereto and made a part hereof, such Landlord Warranty shall be extended through March 5, 2010.

6.             Cost Savings. In accordance with Section 16(a) of Exhibit B to the Lease, Landlord and Tenant hereby acknowledge and agree that a GM Savings amount equal to Thirty-One Thousand Four Hundred Seventy and 75/100 Dollars ($31,470.75) is hereby credited to Tenant, and has been applied against the first Monthly Rental Installment due under the Lease.

7.             Option to Terminate. The third sentence of Section 9 of Exhibit E to the Lease is hereby deleted in its entirety and replaced with the following:

Tenant shall deliver to Landlord, as an agreed upon termination fee (the “Fee”), an amount equal to Three Million Seven Hundred Sixty-Eight Thousand Eight Hundred Fifty-One and No/100 Dollars ($3,768,851.00).

8.             Credit to Tenant. Landlord and Tenant hereby acknowledge and agree that Landlord shall reimburse Tenant an amount equal to Eight Thousand and No/100 Dollars ($8,000.00) for certain work performed by Tenant’s vendor. Landlord shall pay such reimbursement to Tenant by check within thirty (30) days following the date hereof.

9.             Examination of Amendment. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

10.           Incorporation. This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect. As amended hereby, the Lease is hereby ratified and confirmed by Landlord and Tenant. To the extent the terms hereof are inconsistent with the terms of the Lease, the terms hereof shall control.

(SIGNATURES CONTAINED ON THE FOLLOWING PAGE)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first set forth above.

Signed, sealed and delivered	LANDLORD:
as to Landlord, in the
presence of:	DUKE REALTY LIMITED PARTNERSHIP, an
Indiana limited partnership

	By:	Duke Realty Corporation,
Unofficial Witness	its General Partner

/s/ [ILLEGIBLE]	By:	/s/ J. Christopher Brown
Notary Public	Name:	J. Christopher Brown
	Title:	Senior Vice Pres.

Signed, sealed and delivered	TENANT:
as to Tenant, in the
presence of:	DICK’S SPORTING GOODS, INC., a Delaware
corporation

/s/ [ILLEGIBLE]
Unofficial Witness	By:	/s/ Lee Belitsky
	Name:	Lee Belitsky
	Title:	SVP
/s/ [ILLEGIBLE]
Notary Public

COMMONWEALTH OF PENNSYLVANIA
Notarial Seal
Brenda L. Dodd, Notary Public
Findlay Twp., Allegheny County
My Commission Expires Sept. 5, 2011
Member, Pennsylvania Association of Notaries

LEASE

THIS LEASE (the “Lease”) is executed this 25th day of June, 2007 (the “Effective Date”), by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership (“Landlord”), and DICK’S SPORTING GOODS, INC., a Delaware corporation (“Tenant”).

ARTICLE 1 - LEASE OF PREMISES

Section 1.01. Basic Lease Provisions and Definitions.

(a)           Leased Premises (shown outlined in Exhibit A hereto): All of that certain building (the “Building”) located at 3909 North Commerce Drive, East Point, Georgia 30344, together with an exclusive right to use all portions of the land other than the Building, said land containing approximately 44.06 acres and also being depicted on Exhibit A hereto (the “Land”).

(b)           Rentable Area of the Building: Approximately 657,200 square feet. The Building has been measured by Landlord based on a “drip-line” measurement from the outside of the exterior walls of the Leased Premises. Landlord and Tenant hereby acknowledge and agree that the square footage of the Rentable Area as set forth above is not subject to dispute or re-measurement by either party during the Lease Term.

(c)           Park: Camp Creek Business Center, said Park containing, as of the date hereof, approximately 532.967 acres and being described on Exhibit A-l hereto.

(d)           Minimum Annual Rent:

December 1, 2007 – November 30, 2008	$1,265,110.00
December 1, 2008 – November 30, 2009	$2,168,760.00
December 1, 2009 – November 30, 2010	$2,168,760.00
December 1, 2010 – November 30, 2011	$2,168,760.00
December 1, 2011 – November 30, 2012	$2,168,760.00
December 1, 2012 – November 30, 2013	$2,295,271.00
December 1, 2013 – November 30, 2014	$2,385,636.00
December 1, 2014 – November 30, 2015	$2,385,636.00
December 1, 2015 – November 30, 2016	$2,385,636.00
December 1, 2016 – November 30, 2017	$2,385,636.00
December 1, 2017 – November 30, 2018	$2,523,648.00
December 1, 2018 – February 28, 2019	$ 655,557.00

(e)           Monthly Rental Installments:

December 1, 2007 – April 30, 2008	$ 0.00
May 1, 2008 – April 30, 2013	$180,730.00
May 1, 2013 – April 30, 2018	$198,803.00
May 1, 2018 – February 28, 2019	$218,519.00

(f)            Intentionally Omitted

(g)           Commencement Date: December 1, 2007.

(h)           Lease Term: Eleven (11) years and three (3) months from the Commencement Date.

(i)            Security Deposit: None.

(j)            Broker: The Staubach Company – Southeast, Inc. representing Tenant.

(k)           Permitted Use: General office, warehousing, distribution and storage of consumer inventory, including related parking.

(I)            Address for notices and payments are as follows:

Landlord:	Duke Realty Limited Partnership
c/o Duke Realty Corporation
Attn.: Atlanta Market – V.P., Asset Mgmt. & Customer Service
3950 Shackleford Road, Suite 300
Duluth, Georgia 30096

With Payments to:	Duke Realty Limited Partnership
75 Remittance Drive, Suite 3205
Chicago, IL 60675-3205

Tenant (prior to occupancy):	Dick’s Sporting Goods, Inc.
300 Industry Drive, RIDC Park West
Pittsburgh, Pennsylvania 15275
Attn.: Legal Department

Tenant (following occupancy):	Dick’s Sporting Goods, Inc.
300 Industry Drive, RIDC Park West
Pittsburgh, Pennsylvania 15275
Attn.: Legal Department

(m)	Guarantor(s): None.

EXHIBITS
Exhibit A:	Leased Premises
Exhibit A-1:	Park
Exhibit B:	Tenant Improvements
Exhibit B-1:	Scope of Work
Exhibit B-2:	Capitalized Tenant Improvements
Exhibit B-3:	Amortized Tenant Improvements
Exhibit C:	Letter of Understanding
Exhibit D:	Rules and Regulations
Exhibit E:	Special Stipulations
Exhibit F:	First Expansion Space
Exhibit G:	Second Expansion Space
Exhibit H:	First Offer Space
Exhibit H-1:	Site G
Exhibit I:	Second Offer Space
Exhibit J:	Expansion Letter of Understanding
Exhibit K:	Signage
Exhibit L:	Tenant Improvement Schedule
Exhibit M:	Form of Memorandum of Lease

Section 1.02. Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises. Tenant has certain expansion rights as more particularly set forth in Exhibit E attached hereto. Landlord shall not have the right to construct any other building on the Land except a building for Tenant as provided in Exhibit E. Landlord represents and warrants to Tenant that it is the fee simple owner of the Leased Premises as of the date of the Lease.

ARTICLE 2 - TERM AND POSSESSION

Section 2.01.  Term. The Commencement Date shall be as set forth in Section 1.01(g) above. Tenant acknowledges and agrees that the Commencement Date under this Lease shall not be contingent upon Landlord’s Substantial Completion (as defined in Exhibit B hereto) of the Tenant Improvements (as defined in Section 2.02 below). The Lease Term shall be as set forth in Section 1.01(h) above, subject to the Extension Terms and Tenant’s Termination Option provided in Exhibit E.

Section 2.02.  Construction of Tenant Improvements. Landlord shall construct and install, in a good and workmanlike manner and in compliance with all applicable laws, all leasehold improvements to the Leased Premises (collectively, the “Tenant Improvements”) in accordance with Exhibit B attached hereto and made a part hereof.

Section 2.03.  Surrender of the Premises. Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, immediately (a) surrender the Building to Landlord in broom-clean condition and in good order, condition and repair, subject to damage by fire or other casualty, (b) remove from the Leased Premises (i) Tenant’s Property (as defined in Section 8.01  below), (ii) all racking and conveyor systems and any other material handling equipment, together with any related wiring and cabling, provided, however, that the bolts securing such systems may be cut off and ground flush with the floor rather than removed, (iii) the mezzanine and any related improvements, (iv) all data and communications wiring and cabling (including above ceiling, below raised floors and behind walls) within the office portion of the Building, and (v) any alterations required to be removed pursuant to Section 7.03 below, and (c) repair any damage caused by any such removal and restore the Leased

Premises to the condition existing upon the Additional Rent Commencement Date (as defined in Exhibit B hereto), except for (i) ordinary wear and tear and damage which Tenant is not obligated to repair, and (ii) damage caused by fire or other casualty. All of Tenant’s Property that is not removed within ten (10) days following Landlord’s written demand therefor shall be conclusively deemed to have been abandoned and Landlord shall be entitled to dispose of such property at Tenant’s cost without incurring any liability to Tenant. This Section 2.03 shall survive the expiration or any earlier termination of this Lease.

Section 2.04.  Holding Over. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall be a tenant at sufferance at one hundred thirty-five percent (135%) of the Monthly Rental Installments and Annual Rental Adjustment (as hereinafter defined) for the Leased Premises in effect upon the date of such expiration or earlier termination, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease, nor shall such acceptance create a month-to-month tenancy. In the event a month-to-month tenancy is created by operation of law, either party shall have the right to terminate such month-to-month tenancy upon thirty (30) days’ prior written notice to the other, whether or not said notice is given on the rent paying date. This Section 2.04 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord’s remedies in such event.

ARTICLE 3 - RENT

Section 3.01. Base Rent. Tenant shall pay to Landlord the Minimum Annual Rent in the Monthly Rental Installments in advance, without demand, deduction or offset, except as otherwise expressly specified elsewhere in the Lease, on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installments for partial calendar months shall be prorated.

Section 3.02. Annual Rental Adjustment Definitions.

(a)           “Annual Rental Adjustment” shall mean the amount of Operating Expenses, Real Estate Taxes (to the extent Tenant does not pay the taxing authorities directly, as permitted herein) and Insurance Premiums for a particular calendar year.

(b)           “Operating Expenses” shall mean the amount of all of Landlord’s costs and expenses paid or incurred in operating, repairing, replacing and maintaining the Building and the Land in good condition and repair for a particular calendar year, including by way of illustration and not limitation, the following: insurance deductibles, water, sewer, electrical and other utility charges other than the separately billed charges paid by Tenant as provided in this Lease (or such charges separately billed to other tenants in the Park); painting; stormwater discharge fees; tools and supplies; repair costs; landscape maintenance costs; access patrols; license, permit and inspection fees; management fees (which shall not exceed 3% of the Minimum Annual Rent and Annual Rental Adjustment for the Building); supplies, costs, wages and related employee benefits payable for the management, maintenance and operation of the Building; maintenance, repair and replacement of the driveways, parking areas, curbs and sidewalk areas (including snow and ice removal), landscaped areas, drainage strips, sewer lines, exterior walls, foundation, structural frame, roof, gutters and lighting; and maintenance and repair costs, dues, fees and assessments incurred under any covenants or charged by any owners association. The cost of any Operating Expenses that are capital in nature shall be amortized over the useful life of the improvement (as reasonably determined by Landlord in accordance with generally accepted accounting principles), and only the amortized portion shall be included in Operating Expenses. The Operating Expenses are currently estimated to be twenty-one cents ($0.21) per square foot of the Leased Premises for the first twelve (12) months following Substantial Completion of the Tenant Improvements. Tenant acknowledges that said amount is only an estimate, however, and that Tenant shall be required to reimburse Landlord for the actual Operating Expenses under the Lease in accordance with this Section 3.02. Operating Expenses shall specifically not include:

(i)            costs for interest and principal payments on any loans financing any portion of the Leased Premises;

(ii)           ground rental payments;

(iii)          any costs, fines or penalties due to any violation by Landlord of any governmental rule or authority or due to any late payment by Landlord of any component of Operating Expenses except to the extent such costs, fines or penalties are incurred as a result of Tenant’s failure to make any required payment in a timely manner;

(iv)          costs incurred because Landlord violated the terms of any agreement or lease or due to the act, omission, negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors;

(v)           costs of preparing, improving or altering any of the Leased Premises in preparation for occupancy by any subsequent tenant;

(vi)          expenses incurred in connection with any property other than the Leased Premises (excluding charges assessed against the Leased Premises pursuant to any protective covenants encumbering the Leased Premises);

(vii)         expenses for repairs or other work occasioned by fire, windstorm or other insured casualty;

(viii)        costs incurred to test, survey, cleanup, contain, abate, remove, or otherwise remedy asbestos-containing materials or other materials from the Leased Premises, provided that such materials are actually classified as “Hazardous Substances” under Environmental Laws (as defined under Section 15.01(a) of this Lease) in effect as of the date of this Lease, and not introduced onto the Leased Premises by Tenant; and

(ix)           compensation, wages, benefits, workers’ compensation premiums and payroll taxes for employees above the grade of senior building manager or for officers, trustees or partners of Landlord.

(c)           “Real Estate Taxes” shall mean any form of real estate tax or assessment or service payments in lieu thereof, and any license fee, commercial rental tax, improvement bond or other similar charge or tax (other than inheritance, personal income or estate taxes) imposed upon the Building or Land, or against Landlord’s business of leasing the Building, by any authority having the power to so charge or tax, together with costs and expenses of contesting the validity or amount of the Real Estate Taxes. The Real Estate Taxes are currently estimated to be forty-five cents ($0.45) per square foot of the Leased Premises for the first twelve (12) months following Substantial Completion of the Tenant Improvements. Tenant acknowledges that said amount is only an estimate, however, and that Tenant shall be required to pay the actual Real Estate Taxes under the Lease in accordance with this Section 3.02. Landlord shall deliver to Tenant copies of all notices regarding Real Estate Taxes within ten (10) business days of Landlord’s receipt of the same. In addition, Tenant may request that all taxing authorities send notices regarding Real Estate Taxes directly to Tenant, in which case Tenant shall deliver to Landlord copies of all such notices within ten (10) business days of Tenant’s receipt of the same. Tenant shall pay all Real Estate Taxes levied against the Leased Premises directly to the applicable taxing authority and shall provide Landlord with written evidence of such payment before the same becomes-delinquent. If the Real Estate Taxes may be paid in installments, Tenant may elect to pay such Real Estate Taxes in installments to the fullest extent allowed by law. Tenant acknowledges that Landlord is in the process of preparing a subdivision plat that will, among other things, subdivide the Land from other property within the Park, thereby creating a separately assessed parcel for the purposes of Real Estate Taxes. Except in the event the Leased Premises is expanded as provided in Exhibit E, in no event shall the acreage of such separately assessed Land exceed approximately 44.06 acres. Until such time as the Land is a separately assessed parcel for purposes of Real Estate Taxes, Landlord shall indemnify, defend and hold harmless Tenant from and against any loss, cost, damage or expense actually incurred by Tenant as a result of the Land not being a separately assessed parcel for purposes of Real Estate Taxes. Once the Land is separately assessed for purposes of Real Estate Taxes, Landlord shall not thereafter change the boundaries of the tax parcel except in the event the Leased Premises is expanded as provided in Exhibit E hereto, in which case Landlord shall have the right, but not the obligation, to change the boundaries of the tax parcel to include such expansion.

(d)           “Insurance Premiums” shall mean insurance premiums for insurance coverage on the Building or Land and shall include all fire and extended coverage insurance on the Building and all liability insurance coverage on the Land, and the grounds, sidewalks, driveways and parking areas related thereto, together with such other insurance coverages, including, but not limited to, rent interruption insurance, as are from time to time obtained by Landlord. The Insurance Premiums are currently estimated to be five cents ($0.05) per square foot of the Leased Premises for the first twelve (12) months following Substantial Completion of the Tenant Improvements. Tenant acknowledges that said amount is only an estimate, however, and that Tenant shall be required to pay the actual Insurance Premiums under the Lease in accordance with this Section 3.02. Notwithstanding anything to the contrary contained herein, Insurance Premiums shall not include any portion of any penalty or interest for delinquent payment by Landlord of any Insurance Premiums.

Section 3.03.  Payment of Additional Rent.

(a)           Any amount required to be paid by Tenant hereunder (in addition to Minimum Annual Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered “Additional Rent” payable in the same manner and upon the same terms and conditions as the Minimum Annual Rent reserved hereunder, except as set forth herein to the contrary. Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of Minimum Annual Rent.

(b)           In addition to the Minimum Annual Rent specified in this Lease, commencing as of the Additional Rent Commencement Date, Tenant shall pay to Landlord as Additional Rent for the Leased Premises, in each calendar year or partial calendar year during the Lease Term, an amount equal to the Annual Rental Adjustment for such calendar year. Landlord shall estimate the Annual Rental Adjustment annually, and written notice thereof shall be given to Tenant prior to the beginning of each calendar year. Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Annual Rental Adjustment. If Operating Expenses necessarily increase during a calendar year, Landlord may increase the estimated Annual Rental Adjustment during such year by giving Tenant written notice to that effect, and beginning with the next Additional Rent payment after such notice, Tenant shall pay to Landlord, in each of the remaining months of such year, an amount equal to the amount of such increase in the estimated Annual Rental Adjustment divided by the number of months remaining in such year, subject to the maximum increases permitted in Section 3.05 below, provided, however, Landlord shall only be permitted to increase the Operating Expenses once during any calendar year. Within one hundred twenty (120) days after the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing the actual Annual Rental Adjustment. Within thirty (30) days after receipt of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit against the next Minimum Annual Rent payment or payments due from Tenant, as the case may be, the difference between the actual Annual Rental Adjustment for the preceding calendar year and the estimated amount paid by Tenant during such year, This Section 3.03 shall survive the expiration or any earlier termination of this Lease.

Section 3.04.  Late Charges. Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to pay timely any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if any payment of Minimum Annual Rent and/or Annual Rental Adjustments required to be paid by Tenant to Landlord hereunder shall become overdue, such unpaid amount shall bear interest from the due date thereof to the date of payment at the prime rate of interest, as reported in the Wall Street Journal (the “Prime Rate”) plus four percent (4%) per annum. Without limiting the foregoing, in the event any payment other than Minimum Annual Rent and Annual Rental Adjustments required to be paid by Tenant to Landlord hereunder shall become overdue, such unpaid amount shall bear interest from the date that is five (5) days after the due date thereof to the date of payment at the Prime Rate plus four percent (4%) per annum

Section 3.05. Maximum Increase in Operating Expenses. Notwithstanding anything in this Lease to the contrary, Tenant will be responsible for Real Estate Taxes, Insurance Premiums, snow removal, landscaping (exclusive of any landscaping expenditures that are capital expenditures in accordance with generally accepted accounting principles), and charges assessed against the Building pursuant to any covenants or owner’s association (“Uncontrollable Expenses”), without regard to the level of increase in any or all of the above in any year or other period of time. Tenant’s obligation to pay all other Building Operating Expenses that are not Uncontrollable Expenses (herein “Controllable Expenses”) shall be limited to a five percent (5%) per annum increase over the amount the Controllable Expenses per square foot for the immediately preceding calendar year would have been had the Controllable Expenses per square foot increased at the rate of five percent (5%) in all previous calendar years beginning with the actual Controllable Expenses per square foot for the year ending December 31, 2008, annualized (i.e. grossed up as if Tenant had been in occupancy and the Leased Premises fully operational for the entire calendar year). Landlord acknowledges and agrees that all Operating Expenses that are capital in nature constitute Controllable Expenses. The Controllable Expenses are currently estimated to be fourteen cents ($0.14) per square foot of the Leased Premises for 2008. Tenant acknowledges that said amount is only an estimate, however, and that Tenant shall be required to pay the actual Controllable Expenses as limited under this Section 3.05 and as otherwise required by this Lease.

Section 3.06.  Inspection and Audit Rights.

(a)           Tenant shall have the right to inspect, at reasonable times and in a reasonable manner, during the one hundred twenty (120) day period following the delivery of Landlord’s statement of the actual amount of the Annual Rental Adjustment (the “Inspection Period”), such of Landlord’s books of account and records as pertain to and contain information concerning the Annual Rental Adjustment for the prior calendar year in order to verify the amounts thereof. Such inspection shall take place at Landlord’s office upon at least fifteen (15) days prior written notice from Tenant to Landlord. Only Tenant or a certified public accountant shall conduct such inspection. Tenant shall also agree to follow Landlord’s reasonable procedures for auditing such books and records. Landlord and Tenant shall act reasonably in assessing the other party’s calculation of the Annual Rental Adjustment. Tenant shall provide Landlord with a copy of its findings within thirty (30) days after completion of the audit. Tenant’s failure to exercise its rights hereunder within the Inspection Period shall be deemed a waiver of its right to inspect or contest the method, accuracy or amount of such Annual Rental Adjustment.

(b)           If Landlord and Tenant agree that Landlord’s calculation of the Annual Rental Adjustment for the inspected calendar year was incorrect, the parties shall enter into a written agreement confirming such undisputed error and then Landlord shall make a correcting payment in full to Tenant within thirty (30) days after the determination of the amount of such error or credit such amount against future Additional Rent if Tenant overpaid such amount, and Tenant shall pay Landlord within thirty (30) days after the determination of such error if Tenant underpaid such amount. In the event of any errors on the part of Landlord that Landlord agrees were errors costing Tenant in excess of the greater of (i) five percent (5%) of Tenant’s actual Operating Expense liability for any calendar year, and (ii) $5,000, Landlord will also reimburse Tenant for the costs of an audit reasonably incurred by Tenant in an amount not to exceed $4,000 within the above thirty (30) day period. If Tenant provides Landlord with written notice disputing the correctness of Landlord’s statement, and if such dispute shall not have been settled by agreement within thirty (30) days after Tenant provides Landlord with such written notice, Tenant may submit the dispute to a reputable firm of independent certified public accountants selected by Tenant and approved by Landlord, and the decision of such accountants shall be conclusive and binding upon the parties. If such accountant decides that there was an error, Landlord will make correcting payment if Tenant overpaid such amount, and Tenant shall pay Landlord if Tenant underpaid such amount. The fees and expenses involved in such decision shall be borne by the party required to pay for the audit.

(c)           All of the information obtained through Tenant’s inspection with respect to financial matters (including, without limitation, costs, expenses and income) and any other matters pertaining to Landlord, the Leased Premises, the Building and/or the Park as well as any compromise, settlement or adjustment reached between Landlord and Tenant relative to the results of the inspection shall be held in strict confidence by Tenant and its officers, agents, and employees; and Tenant shall cause its independent professionals to be similarly bound. The obligations within the preceding sentence shall survive the expiration or earlier termination of the Lease.

Section 3.07.  Right to Contest Taxes. Each year, Landlord shall deliver to Tenant a copy of the Notice of Valuation regarding Real Estate Taxes within ten (10) business days following Landlord’s receipt thereof. Tenant shall have the right to request that Landlord contest any tax assessment, valuation or levy against the Leased Premises by delivering written notice to Landlord at least twenty (20) days prior to the expiration of any period to contest such tax assessment, valuation or levy. In the event that Tenant requests such contest Landlord shall diligently pursue such contest in a commercially reasonable manner and Tenant shall reimburse Landlord for any reasonable fees, expenses and costs incurred by Landlord in contesting such assessments, levies or tax rate applicable to the Leased Premises, or portions thereof whether or not such contest is successful. In the alternative, Tenant may, at Tenant’s option, pursue such contest, and Landlord shall use good faith commercially reasonable efforts to assist Tenant with such contest. If such contest by either Landlord or Tenant results in a refund of Real Estate Taxes in any year, Tenant shall be entitled to receive its share of such refund, pro-rated for the period with respect to which Tenant paid its share of Real Estate Taxes for such year, and if such contest was prosecuted by Landlord, after deducting from the refund all fees, expenses and costs incurred by Landlord in such contest.

ARTICLE 4 - SECURITY DEPOSIT

INTENTIONALLY OMITTED.

ARTICLE 5 - OCCUPANCY AND USE

Section 5.01. Use. Tenant shall use the Leased Premises for the Permitted Use and for no other purpose without the prior written consent of Landlord.

Section 5.02. Covenants of Tenant Regarding Use.

(a)           Tenant shall (i) use and, except for Landlord’s responsibilities hereunder, maintain the Leased Premises and conduct its business thereon in a safe, and lawful manner, (ii) comply with that certain Amended and Restated Declaration of Protective Covenants, Conditions, Restrictions, Reservations and Easements for Camp Creek Business Center dated June 15, 2005 and recorded June 17,

2005, as supplemented by that certain First Supplement to Amended and Restated Declaration of Protective Covenants, Conditions, Restrictions, Reservations and Easements for Camp Creek Business Center dated on or about May 11, 2007, (iii) comply with all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including, without limitation, those which shall impose upon Landlord or Tenant any duty with respect to or are triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, and (iv) comply with and obey all reasonable directions, rules and regulations of Landlord, including the Building Rules and Regulations attached hereto as Exhibit D and made a part hereof, as may be modified from time to time by Landlord on reasonable notice to Tenant to the extent that (A) any later proscribed rules or regulations do not adversely affect Tenant’s use of the Leased Premises for the Permitted Use or its parking rights pursuant to Section 16.11 of the Lease in any material respect, and (B) no existing or later proscribed rule and regulation shall be enforced against Tenant or the Leased Premises unless it is uniformly enforced and applied to all other tenants of Landlord or its affiliates located in the Park in a non-discriminatory manner. Without limiting the foregoing, Tenant shall comply with any future covenants that encumber the Leased Premises provided that (w) Landlord gives Tenant ten (10) days advance notice of such covenants, (x) the covenants do not unreasonably interfere with Tenant’s conduct of its business at the Leased Premises for the Permitted Use, (y) the covenants do not materially increase the assessments theretofore permitted to be charged against the Land under the covenants, and (z) the covenants are uniformly enforced and applied to all other owners and tenants encumbered by such covenants in a non-discriminatory manner. Landlord agrees that it will not voluntarily consent to any future covenants that would encumber the Leased Premises if such covenants do not comply with the terms of subparts 5.02(w), (x), (y) and (z) above.

(b)           Tenant shall not do or permit anything to be done in or about the Leased Premises that will in any way cause a nuisance, unreasonably obstruct or interfere with the rights of other tenants or occupants of the Park. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Park of any of Landlord’s directions, rules and regulations, but agrees that any enforcement thereof shall be done uniformly. Tenant shall not overload the floors of the Building. All damage to the floor structure or foundation of the Building due to improper positioning or storage of items or materials shall be repaired by Landlord at the sole expense of Tenant, who shall reimburse Landlord within fifteen (15) days after demand from Landlord. Landlord hereby acknowledges that Tenant will be installing racking systems and conveyors in the Building, and that Landlord warrants that it has constructed, within normal construction tolerances, a seven (7) inch thick floor in the Building, utilizing 4,000 per square inch concrete as more particularly referenced in Exhibit B. Tenant shall not use the Leased Premises, nor allow the Leased Premises to be used, for any purpose or in any manner that would (i) invalidate any policy of insurance now or hereafter carried by Landlord on the Building, or (ii) increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord for any increase in premium charged.

Section 5.03.  Landlord’s Rights Regarding Use. Without limiting any of Landlord’s rights specified elsewhere in this Lease, (a) Landlord shall have the right at any time, upon three (3) days written notice to Tenant, to control, change or otherwise alter the Land in such manner as it deems necessary provided such control, change or alteration does not materially and adversely affect Tenant’s use of the Leased Premises for the Permitted Use, (b) Landlord may grant easements over the Land as it shall deem necessary or proper so long as any such granting does not materially and adversely affect Tenant’s use of the Leased Premises for the Permitted Use, and (c) Landlord, its agents, employees and contractors and any mortgagee of the Building shall have the right to enter any part of the Leased Premises at reasonable times upon twenty-four (24) hours prior notice (except in the event of an emergency where no notice shall be required) for the purposes of (i) examining or inspecting the same (including, without limitation, testing to confirm Tenant’s compliance with this Lease), (ii) showing the same to prospective purchasers or mortgagees, (iii) during the last one hundred eighty (180) days of the Lease Term and any time Tenant is in Default hereunder, showing the same to prospective tenants, and (iv) making such repairs, alterations or improvements to the Leased Premises that are reasonably necessary or desirable. Landlord will use reasonable efforts not to interfere with Tenant’s use or operation of the Leased Premises or ingress and egress thereto in connection with the exercise of Landlord’s rights under this Section 5.03.

ARTICLE 6 - UTILITIES

Landlord represents and warrants that as of the date hereof, gas, water, electrical, telephone, sanitary sewer and storm sewer are all available at the Building and at the Fixturing Date the foregoing statement shall continue to be true and correct. Beginning on the Additional Rent Commencement Date, Tenant shall obtain in its own name and pay directly to the appropriate supplier the cost of all utilities and services serving the Leased Premises. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other Building service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder. Notwithstanding the foregoing, in the event that (a) there is an interruption of utility service to the Leased Premises, (b) such interruption is not caused by Tenant, its agents, employees, contractors or invitees, and (c) such interruption renders all or a portion of the Leased Premises untenantable (meaning that Tenant is unable to use, and does not use, such space in the normal course of its business for the Permitted Use) for more than five (5) consecutive business days, then Tenant shall notify Landlord in writing that Tenant intends to abate rent. If service has not been restored within five (5) business days of Landlord’s receipt of Tenant’s notice, then Minimum Annual Rent and all Additional Rent shall abate proportionately with respect to the portion of the Leased Premises rendered untenantable on a per diem basis for each day after such five (5) business-day period during which such portion of the Leased Premises remains untenantable. Such abatement shall be Tenant’s sole remedy for Landlord’s failure to restore service as set forth above, and Tenant shall not be entitled to damages (consequential or otherwise) as a result thereof.

ARTICLE 7 - REPAIRS, MAINTENANCE AND ALTERATIONS

Section 7.01.  Repair and Maintenance of Building. Landlord shall keep in good order and condition and make all necessary repairs, replacements and maintenance to the roof structure and membrane, sprinkler systems, exterior walls, foundation, floor slabs (excluding regular floor cleaning and maintenance), utility systems to the point of connection into the Lease Premises, structural frame of the Building, the parking and landscaped areas and other areas of the Land. Except for Landlord’s Warranty obligation set forth in Section 12 of Exhibit E hereto, the cost of such repairs, replacements and maintenance shall be included in Operating Expenses to the extent provided in Article 3 above and subject to the amortization of any repair or maintenance that is capital in nature and the applicability of the five percent (5%) cap on Controllable Expenses, all as provided in said Article 3. Notwithstanding the foregoing, to the extent any such repairs, replacements or maintenance are required because of the negligence, misuse or Default of Tenant, its employees, agents, contractors, customers or invitees, Landlord shall make such repairs at Tenant’s sole expense.

Section 7.02. Repair and Maintenance of Building. Excepting all other responsibilities of Landlord under this Lease, Tenant shall, at its own cost and expense, maintain the Building in good condition, regularly servicing and promptly making all repairs and replacements thereto, including but not limited to the electrical systems, heating and air conditioning systems, plate glass, floors, windows and doors, and plumbing systems. Tenant shall obtain a preventive maintenance contract on the heating, ventilating and air-conditioning systems and provide Landlord with a copy thereof, or Tenant may elect to be responsible for conducting commercially reasonable preventative maintenance on the heating, ventilating and air-conditioning systems within the Leased Premises by qualified personnel reasonably acceptable to Landlord. In the event Tenant elects to establish its own preventative maintenance program, Tenant shall keep detailed records with respect to such maintenance and upon Landlord’s request, Tenant shall provide Landlord with copies of such records regarding Tenant’s periodic inspections of the heating, ventilating and air-conditioning systems and the preventative maintenance performed thereon. The preventive maintenance contract shall meet or exceed Landlord’s standard maintenance criteria, and shall provide for the inspection and maintenance of the heating, ventilating and air conditioning system on at least a semi-annual basis. Landlord acknowledges and agrees that Tenant shall only be responsible for maintaining the sprinkler system, electrical system, plumbing and other systems which service the entire Building from the point of connection into the Building.

Section 7.03. Alterations. Tenant shall not permit alterations in or to the Leased Premises unless and until Landlord has approved the plans therefor in writing; provided, however, that Tenant shall have the right to make alterations to the Leased Premises without obtaining Landlord’s prior written consent provided that (a) such alterations do not exceed One Hundred Twenty-Five Thousand Dollars ($125,000.00) in cost in any one instance and Three Hundred Seventy-Five Thousand Dollars ($375,000.00) in cost in the aggregate during the Lease Term; (b) such alterations are non-structural and non-mechanical in nature; (c) such alterations do not require a permit; (d) Tenant provides Landlord with prior written notice of its intention to make such alterations stating in reasonable detail the nature, extent and estimated cost of such alterations together with the plans and specifications for the same, and (e) at Landlord’s option, Tenant must remove such alterations and restore the Leased Premises upon termination of this Lease. As a condition of such approval, Landlord may require Tenant to remove the alterations and restore the Leased Premises upon termination of this Lease; otherwise, all such alterations shall at Tenant’s option be removed by Tenant upon the expiration or earlier termination of the Lease in accordance with Section 2.03 above, or become a part of the realty and the property of Landlord. Notwithstanding anything contained herein to the contrary, Tenant shall have no obligation hereunder to remove any of the alterations or improvements which have been made by Tenant with the express written consent of Landlord, unless, at the time of granting such consent, Landlord has expressly required the removal of any such proposed alterations or improvements as a condition to granting such consent. Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute Landlord’s consent to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record or bonded over within thirty (30) days after filing. Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys’ fees in connection with any construction or alteration performed at the direction of Tenant and any related lien. Tenant agrees that if an alteration requires Landlord’s consent pursuant to this Section 7.03, at Landlord’s option, Duke Construction Limited Partnership or a subsidiary or affiliate of Landlord, who shall receive a fee as Landlord’s construction manager or general contractor, shall perform all work on any alterations to the Leased Premises; provided, however, such fee shall be at a competitive rate within the market. In addition, Landlord agrees that it shall solicit competitive bids from at least three (3) subcontractors for all major trades required to make such alterations; provided, however, that Tenant shall have the right to select additional bidders and, after consultation with Landlord, select the winning bid for such major trade.

ARTICLE 8 - INDEMNITY AND INSURANCE

Section 8.01.  Release. All of Tenant’s trade fixtures, merchandise, inventory conveying and racking systems, and all other personal property in or about the Leased Premises, which is deemed to include the trade fixtures, merchandise, inventory and personal property of others located in or about the Leased Premises or Land at the invitation, direction or acquiescence (express or implied) of Tenant (all of which property shall be referred to herein, collectively, as “Tenant’s Property”), shall be and remain at Tenant’s sole risk. Landlord shall not be liable to Tenant or to any other person for, and Tenant hereby releases Landlord from (a) any and all liability for theft or damage to Tenant’s Property, and (b) any and all liability for any injury to Tenant or its employees, agents, contractors, guests and invitees in or about the Leased Premises, except to the extent of personal injury (but not property loss or damage) caused by the act, omission, negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.01 shall limit (or be deemed to limit) the waivers contained in Section 8.07 below. In the event of any conflict between the provisions of Section 8.07 below and this Section 8.01, the provisions of Section 8.07 shall prevail. This Section 8.01 shall survive the expiration or earlier termination of this Lease.

Section 8.02.  Indemnification by Tenant. Tenant shall protect, defend, indemnify and hold Landlord, its agents, employees and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses, and expenses (including reasonable attorneys’ fees and expenses at the trial and appellate levels actually incurred, without regard to statutory interpretation) to the extent (a) arising out of or relating to any act, omission, negligence, or willful misconduct of Tenant or Tenant’s agents, employees, contractors, customers or invitees in or about the Leased Premises, the Building or the Land, (b) arising out of or relating to any of Tenant’s Property, or (c) arising out of any other act or occurrence inside the Building, in all such cases of (a), (b) and (c) above, except to the extent of personal injury (but not property loss or damage) caused by the act, omission, negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.02 shall limit (or be deemed to limit) the waivers contained in Section 8.07 below. In the event of any conflict between the provisions of Section 8.07 below and this Section 8.02, the provisions of Section 8.07 shall prevail. This Section 8.02 shall survive the expiration or earlier termination of this Lease.

Section 8.03.  Indemnification by Landlord. Landlord shall protect, defend, indemnify and hold Tenant, its agents, employees and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses and expenses (including reasonable attorneys’ fees and expenses at the trial and appellate levels actually incurred, without regard to statutory interpretation) to the extent arising out of or relating to any act, omission, negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors. Nothing contained in this Section 8.03 shall limit (or be deemed to limit) the waivers contained in Section 8.07 below. In the event of any conflict between the provisions of Section 8.07 below and this Section 8.03, the provisions of Section 8.07 shall prevail. This Section 8.03 shall survive the expiration or earlier termination of this Lease.

Section 8.04.  Tenant’s Insurance.

(a)           During the Lease Term (and any period of early entry or occupancy or holding over by Tenant, if applicable), Tenant shall maintain the following types of insurance, in the amounts specified below:

(i)            Liability Insurance. Commercial General Liability Insurance (which insurance shall not exclude blanket, contractual liability, broad form property damage, personal injury, or fire damage coverage) covering the Leased Premises and Tenant’s use thereof against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a per occurrence limit of not less than $11,000,000 for each policy year, which limit may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

(ii)           Property Insurance. Special Form Insurance (which insurance shall not exclude flood or earthquake coverage) in the amount of the full replacement cost of Tenant’s Property and betterments (including alterations or additions performed by Tenant pursuant hereto, but excluding those improvements, if any, made pursuant to Section 2.02 above), which insurance shall include an agreed amount endorsement waiving coinsurance limitations. The insurance required in this subsection (ii) may be maintained by a blanket policy of insurance.

(iii)          Worker’s Compensation Insurance. Worker’s Compensation insurance in amounts required by applicable law.

(iv)          Business Interruption Insurance. Business Interruption Insurance with limits not less than an amount equal to two (2) years rent hereunder.

(b)           All insurance required by Tenant hereunder shall (i) be issued by one or more insurance companies reasonably acceptable to Landlord, licensed to do business in the State in which the Leased Premises is located and having an AM Best’s rating of A IX or better, and (ii) provide that said insurance shall not be materially changed, canceled or permitted to lapse on less than thirty (30) days’ prior written notice to Landlord. In addition, Tenant’s insurance shall protect Tenant and Landlord as their interests may appear, naming Landlord, Landlord’s managing agent, and any mortgagee requested by Landlord, as additional insureds under its commercial general liability policies. On or before the Additional Rent Commencement Date (or the date of any earlier entry or occupancy by Tenant), and thereafter, within thirty (30) days prior to the expiration of each such policy, Tenant shall furnish Landlord with certificates of insurance in the form of ACORD 25 or ACORD 25-S (or other evidence of insurance reasonably acceptable to Landlord), evidencing all required coverages, together with a copy of the endorsement(s) to Tenant’s commercial general liability policy evidencing primary and non-contributory coverage afforded to the appropriate additional insureds. Upon Tenant’s receipt of a request from Landlord, Tenant shall provide Landlord with copies of all insurance policies, including all endorsements, evidencing the coverages required hereunder. If Tenant fails to carry such insurance and furnish Landlord with such certificates of insurance or copies of insurance policies (if applicable), after a request in writing to do so and fifteen (15) days to cure the foregoing, Landlord may obtain such insurance on Tenant’s behalf and Tenant shall reimburse Landlord upon demand for the cost thereof as Additional Rent. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts or different types of insurance if it becomes customary for other landlords of similar buildings in the area to require similar sized tenants in similar industries to carry insurance of such higher minimum amounts or of such different types.

(c)           - Notwithstanding anything to the contrary contained herein, Dick’s Sporting Goods, Inc. (“DSG”) may self insure with respect to the policies of insurance provided for in this Section 8.04 provided that (i) DSG has in effect a program of “self insurance” insuring DSG as a named insured against such risk, which program complies with any and all applicable laws regarding self insurance in the State of Georgia, (ii) Landlord shall be reasonably satisfied as to the financial strength of DSG as determined by the “tangible net worth” of DSG, (iii) DSG agrees upon Landlord’s reasonable request to provide Landlord with financial information reasonably sufficient to allow Landlord to evaluate DSG’s tangible net worth and ability to meet the insurance criteria set forth in this Section 8.04 of the Lease, (iv) DSG agrees to indemnify and hold harmless Landlord from and against any loss, cost, damage, expense (including reasonable attorneys’ fees and court costs), claim, cause of action or liability that Landlord may incur that would have been covered by the insurance policies replaced by the self insurance, (v) such self insurance shall not affect the non-liability of Landlord described in this Lease, and (vi) Landlord, Landlord’s managing agent and any mortgagee appears as additional covered parties on the Certificate of Coverage for liability under the self insurance program for an amount consistent with the requirements set forth in this Section 8.04. For purposes hereof, “tangible net worth” is defined as the excess of the value of tangible assets (i.e. assets excluding those which are intangible such as goodwill, patents and trademarks) over liabilities. DSG shall deliver to Landlord notice in writing of the required coverages which it is self insuring setting forth the amount, limits and scope of the self insurance with respect to each type of coverage self insured. This provision is personal to DSG and shall automatically terminate if all or any portion of this Lease is assigned by DSG.

Section 8.05.  Landlord’s Insurance. During the Lease Term, Landlord shall maintain the following types of insurance, in the amounts specified below (the cost of which shall be included in Operating Expenses):

(a)           Liability Insurance. Commercial General Liability Insurance (which insurance shall not exclude blanket, contractual liability, broad form property damage, personal injury, or fire damage coverage) covering the Leased Premises against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a per occurrence limit of not less than $11,000,000 for each policy year, which limit may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

(b)           Property Insurance. Special Form Insurance (which insurance shall not exclude flood or earthquake) in the amount of the full replacement cost of the Building, the parking areas and any other improvements, including, without limitation, any improvements, if any, made pursuant to Section 2.02 above, but excluding Tenant’s Property and any other items required to be insured by Tenant pursuant to Section 8.04 above.

Section 8.06.  Construction Insurance. During the performance of any construction by Landlord or Tenant, the party performing the construction shall maintain a builder’s “all-risk” policy with respect to such construction in such amounts and on such terms as are customary for like construction, and shall also maintain (and require their contractors and subcontractors to maintain) worker’s compensation insurance, as required by applicable law, in addition to any other insurance policies required hereunder.

Section 8.07.  Waiver of Subrogation. Notwithstanding anything contained in this Lease to the contrary, Landlord and Tenant hereby waive any rights each may have against the other on account of any loss of or damage to their respective property or the Leased Premises arising from any risk which is required to be insured against by Sections 8.04(a)(ii) and 8.05(b) above. The special form coverage insurance policies maintained by Landlord and Tenant as provided in this Lease shall include an endorsement containing an express waiver of any rights of subrogation by the insurance company against Landlord and Tenant, as applicable.

ARTICLE 9 - CASUALTY

In the event of total or partial destruction of the Leased Premises by fire or other casualty, Landlord agrees promptly to restore and repair same; provided, however, Landlord’s obligation hereunder with respect to the Leased Premises shall be limited to the reconstruction of such of the leasehold improvements as were originally required to be made by Landlord pursuant to Section 2.02 above and any alterations approved by Landlord pursuant to Section 7.03 above, Exhibit B or Exhibit E, if any. Minimum Annual Rent and Annual Rental Adjustment (collectively, “Rent”) shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage. Notwithstanding the foregoing, if the Leased Premises are (a) so destroyed that they cannot reasonably be repaired or rebuilt by Landlord within one hundred eighty (180) days from the casualty date; or (b) destroyed by a casualty that is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Leased Premises; then Landlord shall give written notice to Tenant of such determination (the “Casualty Notice”) within sixty (60) days of such casualty. Either Landlord or Tenant may terminate this Lease effective as of the date of such casualty by giving written notice to the other party within thirty (30) days after Landlord’s delivery of the Casualty Notice. If Landlord does not deliver the Casualty Notice, but Landlord fails to either (a) substantially complete the restoration and repair of the Leased Premises within two hundred ten (210) days after the date of the occurrence of such casualty (subject to extension for Force Majeure and any delay caused by Tenant’s acts or omissions) or (b) commence the restoration and repair of the Leased Premises within one hundred eighty (180) days after the date of the occurrence of such casualty, then Tenant shall have the right to terminate this Lease upon written notice to Landlord, so long as Tenant’s written notice is delivered to Landlord prior to Landlord’s delivery of the Leased Premises substantially completed to Tenant. Tenant waives any right under applicable laws inconsistent with the terms of this paragraph.

ARTICLE 10 - EMINENT DOMAIN

If all or any substantial part of the Leased Premises, including without limitation, parking and ingress or egress areas, shall be acquired by the exercise of eminent domain, condemnation or conveyance in lieu thereof (each, a “Taking”), Landlord may terminate this Lease by giving written notice to Tenant on or before the date possession thereof is so taken. If all or any part of the Leased Premises shall be acquired by a Taking so that the Leased Premises shall become substantially less practical for the conduct of Tenant’s business in compliance with this Lease, as reasonably determined by Tenant, Tenant may terminate this Lease by giving written notice to Landlord as of the date possession thereof is so taken. If this Lease is so terminated, Landlord shall promptly refund to Tenant all unearned Minimum Annual Rent and other amounts paid in advance by Tenant. In the event of a partial Taking of the Leased Premises, if this Lease is not terminated, Minimum Annual Rent shall be proportionately abated based upon the reduction of the Leased Premises. All damages awarded shall belong to Landlord; provided, however, that Tenant shall be entitled to any award expressly made to Tenant by any governmental authority for the cost of or the removal of Tenant’s stock, equipment and fixtures and other moving expenses and other items recoverable by law (excluding the value of the usufruct or any leasehold interest) so long as such award is not subtracted from Landlord’s award.

ARTICLE 11- ASSIGNMENT AND SUBLEASE

Section 11.01.  Assignment and Sublease.

(a)           Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord’s prior written consent. In the event of any permitted assignment or subletting, Tenant shall remain primarily liable hereunder unless otherwise agreed to in writing by Landlord. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord’s consent to any subsequent assignment or sublease.

(b)           By way of example and not limitation, Landlord shall be deemed to have reasonably withheld consent to a proposed assignment or sublease if in Landlord’s reasonable opinion (i) the Leased Premises are or may be in any way materially and adversely affected; (ii) the business reputation of the proposed assignee or subtenant is unacceptable (which, for purposes hereof, shall mean that (A) the proposed assignee or subtenant has a reputation for failing to keep premises that it uses in good condition and repair, or for failing to follow applicable rules or laws, or (B) Landlord was involved in or had threatened litigation or had engaged outside counsel to pursue a claim against the proposed assignee or subtenant, or (C) the proposed assignee or subtenant engages in a business enterprise that is politically controversial); or (iii) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations hereunder. If Landlord refuses to give its consent to any proposed assignment or subletting of the entirety of Tenant’s interest, Landlord may, at its option, within thirty (30) days after receiving a request to consent, terminate this Lease by giving Tenant thirty (30) days’ prior written notice of such termination, whereupon each party shall be released from all further obligations and liability hereunder, except those which expressly survive the termination of this Lease.

(c)           If Tenant shall make any assignment or sublease, with Landlord’s consent, for a rental in excess of the rent payable under this Lease, Tenant shall pay to Landlord fifty percent (50%) of any such excess rental upon receipt. Tenant agrees to pay Landlord $500.00 upon demand by Landlord for reasonable accounting and attorneys’ fees incurred in conjunction with the processing and documentation of any requested assignment, subletting or any other hypothecation of this Lease or Tenant’s interest in and to the Leased Premises as consideration for Landlord’s consent.

Section 11.02. Permitted Transfer. Notwithstanding anything to the contrary contained in Section 11.01 above, Tenant shall have the right, without Landlord’s consent, but upon ten (10) days’ prior notice to Landlord (or as soon as such disclosure is allowed by law, if less), to (a) sublet all or part of the Leased Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; (b) assign all or any part of this Lease to any related corporation or other entity which controls Tenant, is controlled by Tenant, or is under common control with Tenant, or to a successor entity into which or with which Tenant is merged or consolidated or which acquires substantially all of Tenant’s stock, assets or property; or (c) effectuate any public offering of Tenant’s stock on the New York Stock Exchange or in the NASDAQ over the counter market, provided that in the event of a transfer pursuant to clause (b), the tangible net worth after any such transaction is at least Two Hundred Fifty Million and No/100 Dollars ($250,000,000.00) and provided further that such successor entity assumes all of the obligations and liabilities of Tenant (any such entity in (a), (b) and (c) above is hereinafter referred to as a “Permitted Transferee”). For the purpose of this Article 11 (i) “control” shall mean ownership of not less than fifty percent (50%) of all voting stock or legal and equitable interest in such corporation or entity, and (ii) “tangible net worth” shall mean the excess of the value of tangible assets (i.e. assets excluding those which are intangible such as goodwill, patents and trademarks) over liabilities. Any such transfer shall not relieve Tenant of its obligations under this Lease. Nothing in this paragraph is intended to nor shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files a bankruptcy), and any such transfer shall constitute a Default hereunder. Any change in control of Tenant resulting from a merger, consolidation, or a transfer of partnership or membership interests, a stock transfer, or any sale of substantially all of the assets of Tenant shall be deemed an assignment for purposes of this Article 11, and any consent of Landlord shall be granted or withheld in accordance with the consent provisions of Sections 11.01 and 11.02, as applicable, Landlord expressly acknowledging and agreeing that any change in control described in this sentence will not require Landlord’s consent provided that such change in control otherwise meets the conditions set forth in this Section 11.02.

ARTICLE 12 - TRANSFERS BY LANDLORD

Section 12.01. Sale of the Building. Landlord shall have the right to sell the Leased Premises at any time during the Lease Term, subject only to the rights of Tenant hereunder; and such sale shall operate to release Landlord from liability accruing hereunder after the date of such conveyance provided that the purchaser or transferee shall assume all of Landlord’s obligations hereunder accruing after the date of such conveyance.

Section 12.02. Estoppel Certificate. Within ten (10) business days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost to Landlord, an estoppel certificate in such form as Landlord may reasonably request, and which is reasonably acceptable to Tenant, certifying inter alia (a) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (b) the date to which rent has been paid, (c) that there are not, to Tenant’s knowledge, any uncured defaults or specifying such defaults if any are claimed, and (d) any other matters or state of facts reasonably required respecting the Lease. Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of the Leased Premises. Within twenty (20) days following receipt of a written request from Tenant, Landlord shall execute and deliver to Tenant, without cost, an estoppel certificate in such form as Tenant may reasonably request certifying (i) that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), (ii) the date to which rent has been paid, (iii) that there are not, to Landlord’s knowledge, any uncured Defaults under this Lease (or specifying such Defaults if any are claimed), and (iv) any other matters or state of facts reasonably required respecting the Lease or Tenant’s occupancy of the Leased Premises. Such estoppel may be relied upon by Tenant and its designees.

Section 12.03. Subordination. Landlord shall have the right to subordinate this Lease to any mortgage, deed to secure debt, deed of trust or other instrument in the nature thereof, and any amendments or modifications thereto (collectively, a “Mortgage”) presently existing or hereafter encumbering the Leased Premises by so declaring in such Mortgage provided that the holder of said Mortgage agrees not to disturb Tenant’s possession of the Leased Premises so long as Tenant is not in default hereunder, as evidenced by a subordination, non-disturbance agreement signed by said holder. Promptly following Landlord’s request, Tenant shall execute such a subordination and non-disturbance agreement. Notwithstanding the foregoing, if the holder of the Mortgage shall take title to the Leased Premises through foreclosure or deed in lieu of foreclosure, Tenant shall be allowed to continue in possession of the Leased Premises and shall continue to have exclusive rights to the Land as provided for in this Lease so long as Tenant is not in Default.

ARTICLE 13 - DEFAULT AND REMEDY

Section 13.01. Default. The occurrence of any of the following shall be a “Default”:

(a)          Tenant fails to pay any Monthly Rental Installments or Additional Rent (i) within five (5) days following written notice from Landlord on the first two (2) occasions in any twelve (12) month period, and (ii) within five (5) days after the same is due on any subsequent occasion within said twelve (12) month period.

(b)         Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Landlord; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently completes the required action within a reasonable time.

(c)          Intentionally omitted.

(d)         Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article 11 of this Lease.

(e)          All or substantially all of Tenant’s assets in the Leased Premises or Tenant’s interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or, dissolution or other termination of Tenant’s corporate charter if Tenant is a corporation.

Section 13.02. Remedies. Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant as may be permitted by law:

(a)        Terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination and all rights of Tenant under this Lease and in and to the Leased Premises shall terminate. Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Leased Premises to Landlord on the date specified in such notice. Furthermore, Tenant shall be liable to Landlord for the unamortized balance of any Tenant improvement allowance and brokerage fees paid in connection with the Lease.

(b)        Without terminating this Lease, and with or without notice to Tenant, re-enter the Leased Premises and cure any default of Tenant, and Tenant shall reimburse Landlord as Additional Rent for any costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord’s action, except to the extent caused by Landlord’s negligence or willful misconduct not otherwise waived by Tenant pursuant to Section 8.07 above or any other provision of this Lease.

(c)        Terminate this Lease as provided in subparagraph (a) above and recover from Tenant all damages Landlord may incur by reason of Tenant’s default, including, without limitation, an amount which, at the date of such termination is equal to the sum of the following: (i) the costs of recovering possession of the Leased Premises and all other expenses incurred by Landlord due to Tenant’s Default, including, without limitation, reasonable attorney’s fees actually incurred, without regard to statutory interpretation, and the cost to prepare the Leased Premises for re-letting (all costs and expenses set forth in this clause (i) being referred to herein, collectively, as the “Default Damages”); and (ii) the unpaid Minimum Annual Rent and Additional Rent that accrued prior to the date of termination, plus any interest and late fees due hereunder and any other sums of money and damages owing on the date of termination by Tenant to Landlord under this Lease or in connection with the Leased Premises. The amount as calculated above shall be deemed immediately due and payable. Tenant expressly acknowledges and agrees that the liabilities and remedies specified in this subparagraph (c) shall survive the termination of this Lease.

(d)        Intentionally omitted.

(e)        Without terminating this Lease, terminate Tenant’s right to possession of the Leased Premises as of the date of Tenant’s Default, and thereafter (i) neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord; and (ii) Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy which Landlord may have. Thereafter, Landlord may, but shall not be obligated to, re-let all or any part of the Leased Premises as the agent of Tenant for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein (but in any event not materially below the market rental rate for similarly situated sublease space), whereupon Tenant shall be obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the remaining Lease Term, together with all Default Damages. Neither the filing of a dispossessory proceeding nor an eviction of personalty in the Leased Premises shall be deemed to terminate the Lease.

(f)         Allow the Leased Premises to remain unoccupied and collect rent from Tenant as it comes due; provided, however, that (i) to the extent required by applicable law, Landlord will use reasonable efforts to mitigate its damages, and (ii) Landlord shall add the Leased Premises to its inventory of vacant space in its marketing materials.

(g)        Sue for injunctive relief or to recover damages for any loss resulting from the Default.

(h)        In no event will the measure of damages against Tenant include, nor will Tenant be liable for, any amounts for loss of profits, income or savings, or indirect, consequential, speculative or punitive damages of Landlord, with the exception of any loss of rental with respect to any buildings in the Park owned by Landlord (including, without limitation, the Building) due to Tenant’s Default hereunder. Additionally, in no event shall Tenant be responsible for any accelerated rent, except as otherwise expressly set forth in subsection (e) above.

Section 13.03. Landlord’s Default and Tenant’s Remedies.

(a)        Landlord shall be in default if (i) Landlord fails to pay any amounts due from Landlord with respect to the Leased Premises within fifteen (15) days after receipt of written notice of such failure by Tenant, and (ii) as a result of Landlord’s failure to pay, (A) Tenant’s ability to conduct its business at the Leased Premises in accordance with this Lease is at imminent risk of being materially and adversely affected, or (B) any party claims an interest in or places a lien on any of Tenant’s property. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder, except as expressly provided in Section 13.03(c); provided, however, that Tenant shall have the right to cure such default by making the payment required of Landlord, in which case Landlord shall reimburse Tenant for same on demand, provided that Tenant delivers to Landlord adequate bills or other supporting evidence substantiating said payment.

(b)        Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder, except to the extent otherwise expressly set forth in Section 13.03(c) below. As to Landlord’s maintenance and repair obligations hereunder within the Leased Premises, if Landlord has not commenced to cure a maintenance or repair default set forth in said notice from Tenant within thirty (30) days and has not cured such maintenance or repair default within the time period set forth above (not to exceed ninety (90) days), Tenant may undertake all reasonable action to cure Landlord’s failure of performance. If Tenant elects to cure said default, Tenant shall, prior to commencement of said work, provide to Landlord a specific description of the work to be performed by Tenant and the name of Tenant’s contractor. Any materials used shall be of equal or better quality than currently exists in the Building and Tenant’s contractor shall be adequately insured and of good reputation. Landlord agrees to reimburse Tenant on demand for all reasonable, third party out-of-pocket expenses incurred by Tenant in connection therewith, provided that Tenant delivers to Landlord adequate bills or other supporting evidence substantiating said cost. Except as otherwise set forth herein, pursuit of any remedies set forth in this Section 13.03 shall not preclude pursuit of any other remedy provided under applicable law or equity, nor shall pursuit of any remedy constitute forfeiture or waiver of any payment due to Tenant.

(c)        If Tenant demands reimbursement from Landlord pursuant to subsections (a) or (b) above and Landlord does not reimburse Tenant or give Tenant notice of objection to such reimbursement within sixty (60) days following Tenant’s demand, and if Landlord’s objection to such reimbursement is resolved against Landlord by agreement of the parties or by a court of competent jurisdiction to which the dispute has been submitted by the parties, Tenant shall have the right to set off said reimbursement from the Minimum Annual Rent payable by Tenant to Landlord hereunder.

Section 13.04. Limitation of Landlord’s Liability. If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord’s right, title and interest in and to the Building and Land including any net proceeds of the sale or refinancing (after paying off any encumbrances) received within the twelve month period prior to the date Tenant’s claim was filed, and any insurance proceeds or condemnation awards not applied to the reconstruction or restoration of the Building or the Leased Premises for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant’s judgment.

Section 13.05. Nonwaiver of Defaults. Neither party’s failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord’s receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord and Tenant.

Section 13.06. Attorneys’ Fees. If either party defaults in the performance or observance of any of the term,, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable attorneys’ fees actually incurred in connection therewith, without regard to statutory interpretation. In addition, if a monetary default shall occur beyond all applicable notice and grace periods and the non-defaulting party engages outside counsel to exercise its remedies hereunder, and then the defaulting party cures such monetary default, the defaulting party shall pay to the non-defaulting party, on demand, all expenses incurred by such non-defaulting party as a result thereof, including reasonable attorneys’ fees, court costs and expenses actually incurred, without regard to statutory interpretation.

ARTICLE 14 - LANDLORD’S RIGHT TO RELOCATE TENANT

INTENTIONALLY OMITTED.

ARTICLE 15 - TENANT’S RESPONSIBILITY REGARDING
ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES

Section 15.01. Environmental Definitions.

(a)        “Environmental Laws” shall mean all present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, and the rules and regulations of the Federal Environmental Protection Agency and any other federal, state or municipal agency or governmental board or entity having jurisdiction over the environmental and ecological condition of the Leased Premises.

(b)        “Hazardous Substances” shall mean those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances” “solid waste” or “infectious waste” under Environmental Laws and petroleum products.

Section 15.02. Landlord’s Compliance with Environmental Laws.

(a)        Phase I Environmental Report. Landlord heretofore delivered to Tenant a Phase I environmental report dated no earlier than ninety (90) days prior to the Effective Date, regarding the Leased Premises.

(b)        Landlord represents that to Landlord’s actual knowledge, neither Landlord nor any predecessor owner of the Building or the Land has treated, stored or disposed of any Hazardous Substances upon or within the Building or the Land.

(c)        Indemnification by Landlord. Landlord hereby agrees to indemnify Tenant and hold Tenant harmless from and against any and all reasonable and actual expense, loss and liability suffered by Tenant (with the exception of any and all punitive or consequential damages) by reason of Hazardous Substances disposed upon or within the Leased Premises during the Lease Term by Landlord, its agents or contractors in violation of Environmental Laws. Notwithstanding the foregoing, Landlord shall have the right to undertake and perform any studying, remedying, removing, disposing or otherwise addressing the existence of any Hazardous Substances that are the responsibility of Landlord hereunder and of all communications with regulatory or governmental agencies with respect thereto, and Tenant shall not perform such acts and communications nor be entitled to any indemnification hereunder unless (i) Tenant is specifically required by Environmental Laws to perform such acts, and (ii) Landlord has failed or refused to perform such acts and communications after having been afforded reasonable written notice by Tenant and having had reasonable opportunity to perform such acts and communications.

Section 15.03. Restrictions on Tenant. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with all applicable laws.

Section 15.04. Notices, Affidavits, Etc.

(a)           Tenant shall immediately (i) notify Landlord of (A) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of any Environmental Laws on, under or about the Leased Premises, or (B) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises, and (ii) deliver to Landlord any notice received by Tenant relating to (i)(A) and (i)(B) above from any source. Tenant shall execute affidavits, representations and the like within five (5) days of Landlord’s request therefor concerning Tenant’s best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

(b)           Landlord shall immediately notify Tenant (i) of the receipt of notice from any governmental entity of the presence of any Hazardous Substances on any property within the Park in violation of Environmental Laws, or (ii) prior to commencing any remediation of Hazardous Substances within the Park.

Section 15.05. Tenant’s Indemnification. Tenant shall indemnify Landlord and Landlord’s managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys’ fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 15.

Section 15.06. Existing Conditions. Notwithstanding anything contained in this Article 15 to the contrary, Tenant shall not have any liability to Landlord under this Article 15 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises prior to the Additional Rent Commencement Date of this Lease (or any earlier occupancy of the Leased Premises by Tenant) except to the extent Tenant knowingly exacerbates the same.

Section 15.07. Survival. The covenants and obligations of Landlord and Tenant under this Article 15 shall survive the expiration or earlier termination of this Lease.

ARTICLE 16 - MISCELLANEOUS

Section 16.01. Benefit of Landlord and Tenant. This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

Section 16.02. Governing Law. This Lease shall be governed in accordance with the laws of the State where the Building is located.

Section 16.03. Force Majeure. Landlord and Tenant (except with respect to the payment of any monetary obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions not customary in the area where the Leased Premises is located, flood or earthquake; delay in obtaining permits due to delays by governmental authorities; or other acts or omissions of governmental or political bodies (“Force Majeure”). Notwithstanding the foregoing, neither (a) the unavailability of materials due to a failure to order such materials in accordance with an approved schedule nor (b) any increase in cost of materials for any reason shall constitute Force Majeure hereunder.

Section 16.04. Examination of Lease. Submission of this instrument by Landlord to Tenant for examination or signature does not constitute an offer by Landlord to lease the Leased Premises. This Lease shall become effective, if at all, only upon the execution by and delivery to both Landlord and Tenant.

Section 16.05. indemnification for Leasing Commissions. The parties hereby represent and warrant that the only real estate broker involved in the negotiation and execution of this Lease is the Broker and that no other party is entitled, as a result of the actions of the respective party, to a commission or other fee resulting from the execution of this Lease. Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto. Landlord shall pay any commission due Broker based on this Lease pursuant to a separate agreement between Landlord and Broker.

Section 16.06. Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, return receipt requested, postage prepaid, to the party who is to receive such notice at the address specified in Section 1.01(1). If sent by overnight courier, the notice shall be deemed to have been given one (1) day after sending. If mailed, the notice shall be deemed to have been given on the date that is three (3) business days following mailing. Either party may change its address by giving written notice thereof to the other party.

Section 16.07. Partial Invalidity: Complete Agreement. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect.

This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

Section 16.08. Financial Statements. In the event that Tenant is no longer a publicly traded company, Tenant shall provide to Landlord on an annual basis, within ninety (90) days following the end of Tenant’s fiscal year, a copy of Tenant’s most recent financial statements prepared as of the end of Tenant’s fiscal year. Such financial statements shall be signed by Tenant or an officer of Tenant, if applicable, who shall attest to the truth and accuracy of the information set forth in such statements, or if the Minimum Annual Rent hereunder exceeds $100,000.00, said statements shall be certified and audited. All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied. Landlord agrees that it shall maintain the confidentiality of such financial statements during the Lease Term; provided, however, Landlord may disclose the contents of the financial statements to (a) officers and employees of Landlord and those agents, attorneys and consultants of Landlord reasonably requiring access, all of which Landlord shall cause to be similarly bound, (b) actual or prospective lenders, purchasers, investors or shareholders of Landlord, all of which Landlord shall cause to be similarly bound, (c) any entity or agency required by law, or (d) any entity or agency which is reasonably necessary to protect Landlord’s interest in any action, suit or proceeding brought by or against Landlord and relating to the subject matter of this Lease.

Section 16.09. Representations and Warranties.

(a)        Tenant hereby represents and warrants that (i) Tenant is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Tenant is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Tenant has been properly authorized to do so, and such execution and delivery shall bind Tenant to its terms.

(b)        Landlord hereby represents and warrants that (i) Landlord is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Landlord is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Landlord has been properly authorized to do so, and such execution and delivery shall bind Landlord to its terms.

Section 16.10. Signage. Tenant shall have the right to require that Landlord, at Landlord’s sole cost and expense, install a placard displaying Tenant’s name and/or logo on each of the monument signs located at the entrances to the Leased Premises from North Commerce Drive, provided that such placards comply with all laws, rules, regulations, ordinances and protective covenants encumbering the Building. The size, location, materials, coloring, lettering, lighting and method required for installation of the Placard shall be subject to Landlord’s prior approval. Landlord shall, at its sole cost and expense, keep and maintain the monument signs in good condition and repair. Provided that Tenant has not assigned this Lease (other than to a Permitted Transferee) nor sublet more than fifty percent (50%) of the Leased Premises, Tenant shall have the right at any time to install one or more Building mounted identification signs on the parapet wall at the top of the Building, provided such signage is substantially similar to the sign depicted on Exhibit K attached hereto, and further provided that such signs comply with all applicable laws, rules, regulations, ordinances and protective covenants. During the Lease Term, Tenant shall keep such Building mounted identification signs in good condition and repair and upon the expiration or earlier termination of this Lease, shall remove such Building mounted identification signs in accordance with Section 2.03 above. Tenant shall place no other exterior signs on the Building without the prior written consent of Landlord. Any signs not in conformity with the Lease may be immediately removed by Landlord.

Section 16.11. Parking. Tenant shall be entitled to the use of all of the parking spaces designated for the Leased Premises by Landlord as shown on Exhibit A. Tenant acknowledges and agrees that Landlord shall have no obligation to police or monitor such parking spaces. No vehicle may be repaired or serviced in the parking area except for typical or routine trailer and/or truck maintenance performed in accordance with all applicable laws by qualified professionals as would typically be performed at a distribution facility. Except as provided below, any vehicle brought into the parking area by Tenant, or any of Tenant’s employees, contractors or invitees, and deemed abandoned by Landlord will be towed and all costs thereof shall be borne by the Tenant. There shall be no parking permitted on any of the streets or roadways located within the Park. In addition, Tenant agrees that its employees will not park in the spaces designated visitor parking, if any. Landlord acknowledges that Tenant will be permitted to use the designated trailer parking areas and that portion of the parking area labeled “Flexible Parking” on

Exhibit A hereto for the parking of trucks and trailers, and that such trucks and trailers may remain in the parking areas for any period of time permitted by Tenant.

Section 16.12. Consent. Unless otherwise specified herein, where the consent of a party is required, such consent will not be unreasonably withheld, conditioned or delayed.

Section 16.13. Time. Time is of the essence of each term and provision of this Lease.

Section 16.14. Patriot Act. Each of Landlord and Tenant, each as to itself, hereby represents its compliance with all applicable anti-money laundering laws, including, without limitation, the USA Patriot Act, and the laws administered by the United States Treasury Department’s Office of Foreign Assets Control, including, without limitation, Executive Order 13224 (“Executive Order”). Each of Landlord and Tenant further represents as of the Effective Date (a) that it is not, and it is not owned or controlled directly or indirectly by any person or entity, on the SDN List published by the United States Treasury Department’s Office of Foreign Assets Control and (b) that it is not a person otherwise identified by government or legal authority as a person with whom a U.S. Person is prohibited from transacting business. As of the date hereof, a list of such designations and the text of the Executive Order are published under the website address www.ustreas.gov/offices/enforcement/ofac.

Section 16.15. Usufruct. Tenant’s interest in the Leased Premises is a usufruct, not subject to levy and sale, and not assignable by Tenant except as expressly set forth herein.

Section 16.16. Quiet Enjoyment. So long as Tenant has not committed a Default hereunder that remains uncured, Landlord agrees that Tenant shall have the right to quietly use, possess and enjoy the Leased Premises for the Lease Term, without hindrance by anyone claiming by, through or under Landlord.

Section 16.17. Subordination of Landlord’s Lien. All of Tenant’s Property which may be installed or placed in or upon the Leased Premises by Tenant or anyone authorized by Tenant shall remain the property of Tenant. Tenant may assign, hypothecate, encumber, mortgage or create a security interest in or upon Tenant’s Property without the consent of Landlord and may remove Tenant’s Property at any time during the term of this Lease. Landlord does hereby agree to subordinate any statutory lien on Tenant’s Property granted to Landlord to the lien of any lender providing financing to Tenant that is secured by all or any portion of the Tenant’s Property located at the Leased Premises. Landlord shall provide to Tenant, within ten (10) days after Tenant’s request therefor, a written lien subordination agreement in commercially reasonable form evidencing Landlord’s subordination of any rights it has or may have in Tenant’s Property. The provisions of this Section 16.17 shall survive the expiration or earlier termination of this Lease.

Section 16.18. Exhibits. All Exhibits attached to this Lease are incorporated and made a part of this Lease. All provisions contained in any Exhibit attached hereto are hereby incorporated as if fully set forth at length in this Lease.

(SIGNATURES CONTAINED ON FOLLOWING PAGE)

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

Signed, sealed and delivered	LANDLORD:
as to Landlord, in the
presence of:	DUKE REALTY LIMITED PARTNERSHIP, an
Indiana limited partnership

	By:	Duke Realty Corporation,
Unofficial Witness	its General Partner

[ILLEGIBLE]	By:	/s/ J. Christopher Brown
Notary Public	Name:	J. Christopher Brown
	Title:	SR. V. P.

Signed, sealed and delivered	TENANT:
as to Tenant, in the
presence of:	DICK’S SPORTING GOODS, INC., a Delaware corporation

[ILLEGIBLE]
Unofficial Witness	By:	/s/ Lee J. Belitsky
	Name:	Lee J. Belitsky
	Title:	Sr. Vice President
Patricia A. Ihrig
Notary Public

COMMONWEALTH OF PENNSYLVANIA
Notarial Seal
Patricia A. thrig, Notary Public
Findlay Twp., Allegheny County
My Commission Expires Feb. 17, 2009
Member, Pennsylvania Association of Notaries

EXHIBIT E

SPECIAL STIPULATIONS

The Special Stipulations set forth herein are hereby incorporated into the body of the lease to which these Special Stipulations are attached (the “Lease”), and to the extent of any conflict between these Special Stipulations and the Lease, these Special Stipulations shall govern and control.

1.            Options to Extend.

(a)        Grant and Exercise of Option. Provided that (i) no default has occurred and is then continuing, (ii) the tangible net worth of Tenant is then equal to or greater than One Hundred Million and No/100 Dollars ($100,000,000.00), and (iii) Tenant originally named herein has not assigned this Lease (other than to a Permitted Transferee) or sublet fifty percent (50%) or more of the Leased Premises to a person or entity other than a Permitted Transferee, Tenant shall have the option to extend the Lease Term for three (3) additional periods of five (5) years each (each an “Extension Term”). Each Extension Term shall be upon the same terms and conditions contained in the Lease except (x) this provision giving three (3) extension options shall be amended to reflect the remaining options to extend, if any, (y) any improvement allowances or other concessions applicable to the Leased Premises under the Lease shall not apply to the Extension Term, and (z) the Minimum Annual Rent shall be adjusted as set forth below (the “Rent Adjustment”). Tenant shall exercise each option by delivering to Landlord, no later than twelve (12) months prior to the expiration of the initial Lease Term or preceding Extension Term, as the case may be, written notice of Tenant’s desire to extend the Lease Term. Tenant’s failure to timely exercise such option shall be deemed a waiver of such option and any succeeding option. With respect to the second and third Extension Terms, Landlord shall notify Tenant of the amount of the Rent Adjustment no later than nine (9) months prior to the commencement of the Extension Term. Tenant shall be deemed to have rejected the Rent Adjustment and retracted its option to extend if it fails to deliver to Landlord a written acceptance or rejection thereto within fifteen (15) business days after receipt thereof. If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease reflecting the terms and conditions of the Extension Term within thirty (30) days after the determination of the Rent Adjustment and for all purposes under the Lease, the defined term “Lease Term” shall include such Extension Term.

(b)        Rent Adjustment. The Minimum Annual Rent per square foot of the Leased Premises for the first (1st) Extension Term shall be an amount equal to one hundred percent (100%) of the Minimum Annual Rent per square foot of the Leased Premises for the period immediately preceding the applicable Extension Term. The Minimum Annual Rent per square foot of the Leased Premises for the second (2nd) Extension Term and the third (3rd) Extension Term shall be an amount equal to ninety-five percent (95%) of the base rent per square foot charged to prospective renewing tenants for comparable buildings (e.g.,-age, physical condition, number of stories, total size, comparable location) in comparable transactions (e.g., creditworthiness of tenant, landlord and tenant obligations) in the area in which the Leased Premises are located, taking into account all financial terms, including without limitation, free rent, escalations, work contributions and allowances and leasing and brokerage commissions. If Tenant delivers to Landlord a written objection to Landlord’s calculation of the Rent Adjustment within fifteen (15) days after Tenant’s receipt of Landlord’s determination of the Rent Adjustment, and the parties cannot agree on a Rent Adjustment within ten (10) days after Tenant’s written objection then Tenant may retract its exercise of its option to extend, or Tenant may choose arbitration to determine the Rent Adjustment. If Tenant chooses arbitration, Tenant shall give Landlord written notice of its desire to seek arbitration within ten (10) days after expiration of such ten (10) day period (“Arbitration Notice”). Within ten (10) days after Tenant provides Landlord with its Arbitration Notice, the parties shall each appoint a broker to determine the Rent Adjustment for the Leased Premises. Each appraiser so selected shall be a licensed real estate broker, each having at least ten (10) years prior experience in the leasing of comparable space in the metropolitan area in which the Leased Premises are located and with a working knowledge of current rental rates and practices. If the two brokers cannot agree upon the Rent Adjustment for the Leased Premises within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two brokers shall select a third broker meeting the above criteria. Once the third broker has been selected as provided for above, then such third broker shall within ten (10) days after appointment make its determination of the Rent Adjustment. The average of the two closest determinations of the Rent Adjustment shall be used as the Minimum Annual Rent for the applicable Extension Term and shall be binding on both Landlord and Tenant. Landlord and Tenant shall each bear the cost of its broker and shall share the cost of the third. If Tenant fails to provide the Arbitration Notice as provided above, then Tenant’s exercise of its option to extend shall be deemed retracted.

2.             First Option to Expand Building. Provided that (a) no default has occurred and is then continuing, (b) the tangible net worth of Tenant is then equal to or greater than Two Hundred Fifty

Exhibit E

Million and No/100 Dollars ($250,000,000.00), (c) Tenant originally named herein has not assigned this Lease (other than to a Permitted Transferee) or sublet fifty percent (50%) or more of the Leased Premises to a person or entity other than a Permitted Transferee, and (d) Tenant has not exercised its Second Expansion Option (as defined in Special Stipulation 3 below), then, at any time during the Lease Term or any extension thereof, Tenant shall have an exclusive option (the “First Expansion Option”) to require that Landlord expand the Building so that the Leased Premises is expanded to include an additional approximately 228,000 square feet of space, said proposed expansion being depicted on Exhibit F to this Lease (the “First Expansion Space”). Tenant shall exercise the First Expansion Option, if at all, by notifying Landlord in writing (the “First Expansion Notice”) that Tenant elects to have Landlord construct an expansion of the Building on the First Expansion Space in accordance with the provisions hereof. The terms and conditions for Tenant’s lease of the First Expansion Space, including Minimum Annual Rent for the First Expansion Space, shall be as set forth in Special Stipulation 7 below.

3.             Second Option to Expand Building. Provided that (a) no default has occurred and is then continuing, (b) the tangible net worth of Tenant is then equal to or greater than Two Hundred Fifty Million and No/100 Dollars ($250,000,000.00), and (c) Tenant originally named herein has not assigned this Lease (other than to a Permitted Transferee) or sublet fifty percent (50%) or more of the Leased Premises to a person or entity other than a Permitted Transferee, then, at any time prior to the second (2nd) anniversary of the Additional Rent Commencement Date, Tenant shall have an exclusive option (the “Second Expansion Option”) to require that Landlord expand the Building so that the Leased Premises is expanded to include an additional approximately 256,500 square feet of space and trailer parking on property adjacent to the Land, said proposed expansion being depicted on Exhibit G to this Lease (the “Second Expansion Space”), constituting 27.29 acres of land; provided, however, that in the event Tenant previously exercised the First Expansion Option, then the Second Expansion Space shall include only the remaining 28,500 square feet of additional space plus the aforesaid trailer parking. Tenant shall exercise the Second Expansion Option, if at all, by notifying Landlord in writing (the “Second Expansion Notice”) that Tenant elects to have Landlord construct an expansion of the Building on the Second Expansion Space in accordance with the provisions hereof. The terms and conditions of Tenant’s lease of the Second Expansion Space, including Minimum Annual Rent for the Second Expansion Space, shall be as set forth in Special Stipulation 7 below. Landlord represents and warrants that, prior to the expiration of the Second Expansion Option, as may be extended pursuant to Special Stipulation 4 below, Landlord will have the right to expand the Building onto the Second Expansion Space by virtue of being the owner of the Second Expansion Space, having an option to purchase the Second Expansion Space, or through some other means of controlling the Second Expansion Space.

4.             Option Rights. Provided that (a) no default has occurred and is then continuing, (b) the tangible net worth of Tenant is then equal to or greater than Two Hundred Fifty Million and No/100 Dollars ($250,000,000.00), (c) Tenant originally named herein has not assigned this Lease (other than to a Permitted Transferee) or sublet fifty percent (50%) or more of the Leased Premises to a person or entity other than a Permitted Transferee, and (d) Tenant has not exercised its Second Expansion Option as set forth in Special Stipulation 3 above, then Tenant shall have the right to extend the term of its Second Expansion Option for one (1) additional year by delivering written notice to Landlord (the “First Option Notice”). The First Option Notice shall be effective only if delivered to Landlord at least thirty (30) days prior to the second (2nd) anniversary of the Additional Rent Commencement Date and accompanied by a fee in the amount of $400,000.00 (the “First Option Fee”). Provided that (a) no default has occurred and is then continuing, (b) the tangible net worth of Tenant is then equal to or greater than Two Hundred Fifty Million and No/100 Dollars ($250,000,000.00), (c) Tenant originally named herein has not assigned this Lease (other than to a Permitted Transferee) or sublet fifty percent (50%) or more of the Leased Premises to a person or entity other than a Permitted Transferee, (d) Tenant has not exercised its Second Expansion Option as set forth in Special Stipulation 3 above, and (e) Tenant delivered the First Option Notice and First Option Fee as aforesaid, then Tenant shall again have the right to extend its Second Expansion Option for one (1) additional year by delivering written notice to Landlord (the “Second Option Notice”). The Second Option Notice shall be effective only if delivered to Landlord at least thirty (30) days prior to the third (3rd) anniversary of the Additional Rent Commencement Date and accompanied by a fee in the amount of $500,000.00 (the “Second Option Fee”). Provided that (a) no default has occurred and is then continuing, (b) the tangible net worth of Tenant is then equal to or greater than Two Hundred Fifty Million and No/I00 Dollars ($250,000,000.00), (c) Tenant originally named herein has not assigned this Lease (other than to a Permitted Transferee) or sublet fifty percent (50%) or more of the Leased Premises to a person or entity other than a Permitted Transferee, (d) Tenant has not exercised its Second Expansion Option as set forth in Special Stipulation 3 above, and (e) Tenant delivered the First Option Notice, First Option Fee, Second Option Notice and Second Option Fee as aforesaid, then Tenant shall again have the right to extend its Second Expansion Option for one (1) additional year by delivering written notice to Landlord (the “Third Option Notice”). The Third Option Notice shall be effective only if delivered to Landlord at least thirty (30) days prior to the fourth (4th) anniversary of the Additional Rent Commencement Date and accompanied by a fee in the amount of $600,000.00 (the “Third Option Fee”; the First Option Fee, the Second Option Fee and the Third Option

Exhibit E

Fee referred to hereinafter, collectively, as the “Option Fees”). Notwithstanding the foregoing, if Tenant exercises its Second Expansion Option at any time after the second (2nd) anniversary of the Additional Rent Commencement Date but prior to the expiration of such option (as the same may be extended pursuant to this Special Stipulation 4), then one-half (1/2) of any Option Fees paid prior to the date such Second Expansion Option is exercised shall be refunded to Tenant.

5.             First Right of First Offer on Expansion Space. Landlord hereby agrees that it will not commence development of a Speculative Building (as hereinafter defined) on all or any portion of that certain parcel of land known as Site N and being depicted on Exhibit H attached hereto (the “First Offer Space”) prior to the later to occur of (a) the expiration of the term of the Second Expansion Option, and any extensions thereto, pursuant to Special Stipulations 3 and 4 above, and (b) Landlord’s receipt of a land disturbance permit for the construction of vertical improvements and the commencement of construction of a Speculative Building’s foundation on that certain parcel of land known as Site G and being depicted on Exhibit H-1 attached hereto (said period being referred to herein as the “Freeze Period”). Following the Freeze Period, in the event that Landlord desires to commence development of a Speculative Building on all or any portion of the First Offer Space, and provided that (x) no default has occurred and is then continuing, (y) the tangible net worth of Tenant is then equal to or greater than Two Hundred Fifty Million and No/100 Dollars ($250,000,000.00), and (z) Tenant originally named herein has not assigned this Lease (other than to a Permitted Transferee) or sublet fifty percent (50%) or more of the Leased Premises to a person or entity other than a Permitted Transferee, Landlord shall, prior to obtaining a land disturbance permit for the construction of vertical improvements on all or any portion of the First Offer Space, notify Tenant in writing of its intent to construct a Speculative Building on the First Offer Space (“First Landlord’s Notice”). Tenant shall have fifteen (15) business days from its receipt of the First Landlord’s Notice to deliver to Landlord a written notice (“First Tenant Acceptance Notice”) agreeing to have Landlord construct an expansion of the Building plus parking on the Second Expansion Space as shown on Exhibit G in accordance with the provisions hereof. The terms and conditions of Tenant’s lease of the Second Expansion Space (as defined in Special Stipulation 3), including Minimum Annual Rent for the Second Expansion Space, shall be as set forth in Special Stipulation 7 below. In the event Tenant fails to deliver the First Tenant Acceptance Notice to Landlord within said fifteen (15) business day period, such failure shall be conclusively deemed a rejection of Tenant’s rights pursuant to this Special Stipulation 5, except as expressly provided herein, whereupon Tenant shall have no further rights with respect to the First Offer Space and Landlord shall be free to develop the First Offer Space in Landlord’s sole discretion (including, without limitation, the lease of all or any portion thereof to a third party); provided that in the event Landlord does not commence construction on the First Offer Space within nine (9) months after Tenant’s waiver of its right of first offer pursuant to this Special Stipulation 5, Tenant’s right of first offer contained in this Special Stipulation 5 shall again be applicable. As used herein, the term “Speculative Building” shall mean a building that is less than fifty percent (50%) leased at the time a land disturbance permit for vertical improvements is obtained.

6.             Second Right of First Offer on Expansion Space. During the Lease Term, provided that (a) no default has occurred and is then continuing, (b) the tangible net worth of Tenant is then equal to or greater than Two Hundred Fifty Million and No/l00 Dollars ($250,000,000.00), and (c) Tenant originally named herein has not assigned this Lease (other than to a Permitted Transferee) or sublet fifty percent (50%) or more of the Leased Premises to a person or entity other than a Permitted Transferee, Landlord shall, prior to leasing, selling or developing all or any portion of Sites S, T and U as depicted on Exhibit I hereto (the “Second Offer Space”), notify Tenant in writing of its intent to lease, sell or develop the Second Offer Space (“Second Landlord’s Notice”). Tenant shall have fifteen (15) business days from its receipt of the Second Landlord’s Notice to deliver to Landlord a written notice (“Second Tenant Acceptance Notice”) exercising its right of first offer pursuant to this Special Stipulation 6. If Tenant delivers the Second Tenant Acceptance Notice, (x) Tenant shall be deemed to have exercised its First Expansion Option pursuant to Special Stipulation 2 above, and (y) the Expansion Improvements shall include the construction and installation of trailer parking on the Second Offer Space as shown on Exhibit I hereto. In the event Tenant fails to deliver the Second Tenant Acceptance Notice to Landlord within said fifteen (15) business day period, such failure shall be conclusively deemed a rejection of Tenant’s rights pursuant to this Section 6, whereupon Tenant shall have no further rights with respect to the Second Offer Space and Landlord shall be free to develop the Second Offer Space in Landlord’s sole discretion (including, without limitation, the lease of all or any portion thereof to a third party). Landlord represents and warrants that, prior to the expiration of Tenant’s right of first offer pursuant to this Section 6, Landlord will have the right to include the construction and installation of trailer parking as shown on Exhibit I as aforesaid by virtue of being the owner of the Second Offer Space, having an option to purchase the Second Offer Space, or through some other means of controlling the Second Offer Space.

7.            Terms and Conditions for Expansion Space.

(a)           Amendment. If Tenant properly exercises its right to expand the Leased Premises pursuant to Special Stipulations 2, 3, 5 or 6 above (each an “Expansion Option”), Landlord and Tenant

Exhibit E

shall enter into an amendment to this Lease adding the First Expansion Space, Second Expansion Space and/or Second Offer Space, as applicable (the “Additional Space”) to the Leased Premises, the Building and/or the Land, as applicable, upon the terms and conditions set forth herein and making such other modifications to this Lease as are appropriate under the circumstances.

(b)        Expansion Term. The term of Tenant’s lease of the Additional Space shall commence as of Substantial Completion of the Additional Space and shall be coterminous with the term of Tenant’s lease of the original Leased Premises and any extensions thereof; provided, however, that the minimum term for the Additional Space shall be five (5) years and the term for the then existing Leased Premises (“Existing Premises”) shall be extended, if necessary, to be coterminous with the term for the Additional Space. If the Lease Term for the Existing Premises is extended as provided above, the Minimum Annual Rent for such extension term shall be an amount equal to the base rent per square foot charged to prospective renewing tenants for comparable buildings (e.g., age, physical condition, number of stories, total size, comparable location) in comparable transactions (e.g., creditworthiness of tenant, landlord and tenant obligations) in the area in which the Leased Premises are located, taking into account all financial terms, including without limitation, free rent, escalations, work contributions and allowances and leasing and brokerage commissions; provided, however, that (i) in no event shall the Minimum Annual Rent per square foot during such extension term be less than the highest Minimum Annual Rent per square foot payable during the immediately preceding term, and (ii) if Tenant delivers to Landlord a written objection to Landlord’s calculation of the Minimum Annual Rent for such extension term within five (5) business days after Tenant’s receipt of Landlord’s determination thereof, and the parties cannot agree on such Minimum Annual Rent within ten (10) days after Tenant’s written objection then Tenant may choose arbitration to determine such Minimum Annual Rent in accordance with Special Stipulation 1 above. Any extension of the Lease Term with respect to the Existing Premises pursuant to this subsection (b) shall not affect the number or length of Tenant’s options to extend the Lease Term pursuant to Special Stipulation 1 above.

(c)        Expansion Rent. Commencing as of Substantial Completion of the Additional Space, the Minimum Annual Rent for the Additional Space (the “Expansion Rent”) shall be an amount equal to the Total Project Cost (as hereinafter defined) multiplied by the greater of (i) eight and one-half percent (8.5%), or (ii) a percentage equal to the yield, as of the date the amendment referred to in subsection (a) above is fully executed, on the ten (10) year U. S. Treasury Bond having the most recent issue date prior to the date of such execution (based on the rate set forth in the Wall Street Journal on that date) plus 450 basis points.

Example: If the Leased Premises is expanded and the Total Project Costs are $30.00 per square foot and the 10-Year Treasury Bond rate is 5%, the Expansion Rent will be ($30.00 per square foot x 9.50%) or $2.85 per square foot of Additional Space.

If, at the time of Substantial Completion of the Additional Space, the remaining initial Lease Term is in excess of five (5) years, then, during the remainder of the initial Lease Term, the Expansion Rent shall increase by ten percent (10%) upon each successive five (5) year anniversary of Substantial Completion of the Additional Space. “Total Project Cost” shall include all building and site design and construction costs; soft cost items, including but not limited to commissions, legal fees, market-based development fees, permitting and insurance; market-based land price for all additional acreage not included in the Existing Premises as reasonably determined by Landlord based on the value of similarly situated unimproved land in the geographic area in which the Additional Space is located; and the unamortized cost to construct the trailer lot for the Existing Premises. Notwithstanding the foregoing, during the first five (5) years of the initial Lease Term, the market-based land price with respect to the Second Expansion Space shall be as follows: (x) One Hundred Ten Thousand and No/100 Dollars ($110,000.00) per acre if the Second Expansion Notice is delivered during the first twelve (12) months of the Lease Term, and (y) One Hundred Ten Thousand and No/100 Dollars ($110,000.00) per acre plus annual increases based on CPI if the Second Expansion Notice is delivered during a subsequent year of the Lease Term through and including the end of the fifth (5th) year of the Lease Term. For purposes of this subsection (c), “CPI” shall mean the parties agree that the market based land price shall be increased on each anniversary date of the Commencement Date through the end of the fifth (5th) year of the Lease Term in an amount equal to the proportion that the BLS Index averaged for the six (6) month period ending two (2) months prior to the applicable anniversary date has increased over the BLS Index published and averaged for the six (6) month period ending two (2) months prior to the Commencement Date. Notwithstanding the foregoing, in no event shall the market based land price payable during any subsequent year of this Lease, as adjusted hereby, be less than the market based land price during the immediately preceding year. As used in this Lease, “BLS Index” shall mean the Revised Consumer Price Index for Urban Wage Earners and Clerical Workers, United States, All City Average published by the Bureau of Labor Statistics, United States Department of Labor. If the Bureau of Labor Statistics shall discontinue publication of said BLS Index or shall adopt a new method of computing the BLS Index, the

Exhibit E

parties agree to use a published price or cost index or published data as comparable as possible to the BLS Index prior to the change in such method.

(d)        Expansion Description. If Tenant properly exercises an Expansion Option, then as soon as reasonably possible after receipt of Tenant’s exercise of said Expansion Option, Landlord shall prepare and submit to Tenant a project description (the “Expansion Description”) and a cost budget estimate (the “Expansion Cost Budget Estimate”) for the construction and installation of the Expansion Improvements (as hereinafter defined). Landlord and Tenant agree that the Expansion Improvements shall be consistent with and as nearly identical as practicable in style, appearance, materials and quality to the original Building prior to the selection of any Tenant Improvement alternates. Tenant shall have fifteen (15) business days after receipt of the Expansion Description and the Expansion Cost Budget Estimate in which to review the Expansion Description and the Expansion Cost Budget Estimate and to give Landlord written notice of Tenant’s approval of the Expansion Description and the Expansion Cost Budget Estimate or its requested changes thereto. Tenant’s failure to approve or request changes to the Expansion Description and/or the Expansion Cost Budget Estimate within fifteen (15) business days after its receipt thereof shall be a Tenant Delay. If Tenant requests any changes to the Expansion Description, Landlord shall make those changes that are reasonably requested by Tenant and shall promptly submit the revised Expansion Description (and, to the extent applicable, the revised Expansion Cost Budget Estimate) to Tenant within fifteen (15) days after receipt of changes from Tenant. This process shall continue until both Landlord and Tenant have agreed upon the Expansion Description and Expansion Cost Budget Estimate. Landlord shall at all times in its preparation of the Expansion Description and the Expansion Cost Budget Estimate, and any revisions thereto, act reasonably and in good faith. Tenant shall at all times in its review of the Expansion Description and the Expansion Cost Budget Estimate, and of any revisions thereto, act reasonably and in good faith.

(e)        Expansion Drawings. On or before the sixtieth (60th) day following Tenant’s acceptance of the Expansion Description, Landlord shall prepare and submit to Tenant a set of construction drawings (the “Expansion CD’s”) covering all work to be performed by Landlord in constructing and installing the improvements to the Additional Space (the “Expansion Improvements”), which shall be based on the Expansion Description. Landlord and Tenant agree to use the procedures and abide by the terms and conditions set forth in Paragraph 2 of Exhibit B in connection with the preparation of the Expansion CD’s. The square footage of the Additional Space shall be based on a “drip-line” measurement from the outside of the exterior walls of the Additional Space.

(f)         Permits and Approvals. Promptly following Tenant’s approval of the Expansion CD’s, Landlord shall obtain all necessary permits and approvals for the proposed Expansion Improvements, with respect to which Landlord agrees to use all commercially reasonable efforts to obtain. In the event that Landlord has not procured a permit to construct the Expansion Improvements within twelve (12) months following the approval of the Expansion CD’s (the “Outside Permit Date”), either party may elect to terminate the Expansion Option by written notice to the other given within ten (10) days following the Outside Permit Date (provided that Landlord has not received such permit prior to either party’s receipt of said termination notice), in which event Tenant shall reimburse Landlord for all design fees incurred in connection with such proposed expansion, and this Lease shall continue in full force and effect as if the Expansion Option had never been exercised.

(g)        Retraction. Tenant shall have the right, at any time prior to Landlord’s and Tenant’s approval of the Expansion CD’s, to retract its exercise of its Expansion Option, in which event such Expansion Option shall be null and void and of no further force or effect, and Tenant shall be obligated to reimburse Landlord, as Additional Rent, for all reasonable design fees actually incurred in connection with such expansion.

(h)        Schedule and Early Occupancy. Landlord and Tenant agree to use the procedure and abide by the terms and conditions set forth in Paragraph 2 of Exhibit B in connection with the preparation of a Schedule for the construction of any Additional Space and for any early occupancy. Tenant agrees to coordinate with Landlord regarding the installation of Tenant’s phone and data wiring and any other trade related fixtures that will need to be installed in the Additional Space prior to Substantial Completion of the Expansion Improvements. In addition, if and to the extent permitted by applicable laws, rules and ordinances, Tenant shall have the right to enter the Additional Space for a period of thirty (30) days prior to the scheduled date for Substantial Completion in order to install fixtures (such as racking) and otherwise prepare the Additional Space for occupancy, which right shall expressly exclude making any structural modifications. During any entry prior to Substantial Completion of the Expansion Improvements (i) Tenant shall comply with all terms and conditions of this Lease other than the obligation to pay Minimum Annual Rent or Annual Rental Adjustment with respect to the Additional Space, (ii) Tenant shall not interfere with Landlord’s completion of the Expansion Improvements, (iii) Tenant shall cause its personnel and contractors to comply with the terms and conditions of Landlord’s rules of conduct (which Landlord agrees to furnish to Tenant upon request), and

Exhibit E

(iv) Tenant shall not begin operation of its business in the Additional Space. Tenant acknowledges that Tenant shall be responsible for obtaining all applicable permits and inspections relating to any such entry by Tenant.

(i)        Change Orders. Tenant shall have the right to request changes to the Expansion CD’s at any time following Tenant’s acceptance of the Expansion CD’s by way of written change order (each, an “Expansion Change Order”, and collectively, “Expansion Change Orders”). Landlord and Tenant agree to use the procedure and abide by the terms and conditions set forth in Paragraph 3 of Exhibit B for all Expansion Change Orders.

(j)        Tenant Delay. Notwithstanding anything to the contrary contained in the Lease, to the extent Substantial Completion of the Expansion Improvements is delayed as a result of Tenant Delay, then Substantial Completion of the Expansion Improvements shall be deemed to have occurred on the date that Substantial Completion of the Expansion Improvements would have occurred but for such Tenant Delay. If a particular Tenant Delay continues for more than two (2) business days following written notice from Landlord, then notwithstanding anything to the contrary set forth herein, Tenant shall be solely responsible for any increase in cost to construct and install the Expansion Improvements resulting from such Tenant Delay.

(k)       Letter of Understanding. Promptly following Substantial Completion of the Expansion Improvements, Tenant shall execute Landlord’s Letter of Understanding in substantially the form attached hereto as Exhibit J and made a part hereof, acknowledging, (i) the date of Substantial Completion of the Additional Space, and (ii) except for any punchlist items or any other item Tenant has notified Landlord of in writing, that Tenant has accepted the Additional Space.

(l)        Termination Option. If Tenant elects to exercise an Expansion Option pursuant to Special Stipulation 2, 3, 5 or 6 above, then Tenant’s option to terminate the Lease as set forth in Special Stipulation 9 below shall terminate and be of no further force or effect.

(m)      Subordination. If the Additional Space is encumbered by a Mortgage prior to Substantial Completion of the Additional Space, Landlord shall use commercially reasonable effort to deliver to Tenant a subordination and non-disturbance agreement executed by the mortgagee under any such Mortgage, acknowledging the agreement of such mortgagee with the terms of Section 12.03 of the Lease. Notwithstanding anything to the contrary contained herein, at Tenant’s option, the term of Tenant’s lease of the Additional Space shall not commence until the later to occur of (i) Substantial Completion of the Additional Space, and (ii) Landlord’s delivery of such subordination and non-disturbance agreement or waiver thereof by Tenant.

8.                                       Right of First Offer to Purchase. Provided that (i) no default has occurred and is then continuing, and (ii) Tenant-originally named herein has not assigned this Lease (other than to a Permitted Transferee) or sublet fifty percent (50%) or more of the Leased Premises to a person or entity other than a Permitted Transferee, Landlord hereby grants to Tenant a right of first offer (the “Purchase Offer”) to purchase the Leased Premises (including, without limitation, any expansion thereof pursuant to the terms of this Lease), subject to the terms and conditions set forth herein.

(a)        The term of the Purchase Offer shall commence as of the date hereof and shall continue throughout the initial Lease Term, unless sooner terminated pursuant to the terms hereof. Notwithstanding anything contained herein to the contrary, in the event the Lease is terminated or expires prior to the exercise of the Purchase Offer by Tenant, then the Purchase Offer shall terminate.

(b)        Prior to offering the Leased Premises for sale to a third party, Landlord shall deliver to Tenant a written notice that Landlord intends to list the Leased Premises for sale (the “Notice to Sell”), which Notice to Sell shall specify, among other things, the purchase price for the Leased Premises and the terms of payment (the “Purchase Price”) and the closing date. Tenant shall have thirty (30) days after receipt of the Notice to Sell to deliver an offer to Landlord offering to purchase the Leased Premises (the “Notice of Purchase”) for the Purchase Price and on the terms set forth in the Notice to Sell. The negotiation and execution of a mutually acceptable purchase and sale agreement, based on Landlord’s standard form, must occur no more than forty-five (45) calendar days after the date on which Tenant gives Landlord the Notice of Purchase. Landlord and Tenant agree to negotiate said purchase and sale agreement during said 45-day period in good faith; provided, however, that Landlord and Tenant acknowledge that the purchase and sale agreement will provide that the contemplated purchase and sale is subject to approval thereof by Landlord’s investment committee and Tenant’s board of directors on or before the expiration of any applicable inspection period set forth therein.

(c)        If Tenant fails or elects not to give the Notice of Purchase within said thirty (30) day period, then this Purchase Offer shall terminate and Landlord may proceed to offer to sell the Leased

Exhibit E

Premises, and may thereafter sell the Leased Premises, without any longer being subject to this Purchase Offer. Provided, however, if Landlord agrees to enter into a contract with a third party for the sale of the Leased Premises at a purchase price that is less than ninety percent (90%) of the Purchase Price, after giving effect to any Purchase Price credits, reductions or other offsets, set forth in Landlord’s Notice to Sell, then the Purchase Offer shall be deemed reinstated and Landlord shall again be required to comply with the provisions of this Special Stipulation 8.

(d)           If Tenant elects to give the Notice of Purchase within said thirty (30) day period, but a mutually acceptable purchase and sale agreement is not executed, delivered and accepted by and between Landlord and Tenant after good faith negotiations between Tenant and Landlord within the forty-five (45) calendar day period referenced in subsection (b) above, then Tenant’s Purchase Offer shall terminate and Landlord may proceed to offer to sell the Leased Premises, and may thereafter sell the Leased Premises, without any longer being subject to this Purchase Offer, except as provided in subsection (c) above.

(e)           The following transactions by Landlord shall be executed from the Purchase Offer (each, an “Excluded Transaction”):

(i)            A transfer of the Leased Premises from Landlord to a joint venture partner of Landlord, or from one joint venture partner of Landlord to another joint venture partner of Landlord, or a transfer of the Building to an entity controlled by Landlord or a joint venture partner of Landlord;

(ii)           A transfer of the Leased Premises to an industrial development authority or other governmental or quasi-governmental agency (collectively, the “Agency”) as part of a tax reduction or tax abatement program in which Landlord leases the Leased Premises back from the Agency and then subleases to a tenant;

(iii)          A sale of the Leased Premises to the appropriate condemning authority pursuant to eminent domain or under threat of eminent domain; or

(iv)          If Landlord creates a security interest in the Leased Premises as collateral for a loan.

(f)            In the event Landlord sells the Leased Premises to a non-affiliated third party buyer (excluding Tenant) within two (2) years following the Additional Rent Commencement Date hereof, and such sale is not an Excluded Transaction, then Landlord agrees that it shall pay to Tenant an amount equal to ten percent (10%) of the net sales profit paid to Landlord in connection with such sale. The net sales profit shall be an amount equal to the product of (i) the gross sales price of the Leased Premises, less all closing costs (e.g., transfer taxes, commissions, Landlord’s share of due diligence, etc.), less Landlord’s undepreciated gross basis in the building, and (ii) 10%. Such amount shall be paid to Tenant at closing of such sale. No sum shall be due Tenant pursuant to this subsection (f) unless and until the sale of Leased Premises by Landlord is actually consummated.

(g)           This Purchase Offer shall be null and void and terminate if Tenant is a holdover Tenant pursuant to Section 2.04 of the Lease.

(h)           Except in the event of an Excluded Transaction, in no event may Landlord sell, or offer to sell, less than all of the Leased Premises.

9.                                       Option to Terminate. Provided that no default has occurred and is then continuing, Tenant shall have the right to terminate the Lease effective as of February 28, 2016. In order to exercise such termination right, Tenant shall notify Landlord of such exercise in writing at least twelve (12) months prior to the effective date of such termination. Tenant shall deliver to Landlord, as an agreed upon termination fee (the “Fee”), an amount equal to the sum of (i) Two Million One Hundred Forty Thousand Six Hundred Seventy and No/100 Dollars ($2,140,670.00), (ii) the unamortized balance of any Capitalized Tenant Improvements (as defined in Exhibit B) calculated as if such Capitalized Tenant Improvements had been amortized at eight and one-half percent (8.5%) over the initial Lease Term, and (iii) the unamortized balance of any Amortized Tenant Improvements (as defined in Exhibit B). One-half (1/2) of the Fee shall be delivered to Landlord together with the termination notice; the remaining one-half (1/2) of the Fee shall be delivered to Landlord on or before the effective date of such termination. Such payment is made in consideration for Landlord’s grant of this option to terminate to compensate Landlord for rental and other concessions given to Tenant and for other good and valuable consideration. The Fee does not constitute payment of rent to Landlord. If Tenant fails to notify Landlord by the deadline set forth above, Tenant shall have waived Tenant’s termination right for the remainder of the Lease Term.

Exhibit E

10.                                 Recreation Field Naming Rights. Landlord hereby agrees to transfer to Tenant the right to name one (1) of the proposed recreational soccer fields to be constructed adjacent to the Park, to the extent such right is controlled by Landlord, Landlord’s affiliate, or a related entity controlled by Landlord.

11.                                 Compliance With Law.

(a)        Existing Governmental Regulations. If any federal, state or local laws, ordinances, orders, rules, regulations or requirements (collectively, “Governmental Requirements”) in existence as of the date of the Lease require an alteration or modification of the Leased Premises (a “Code Modification”) and such Code Modification (i) is not made necessary as a result of the specific use being made by Tenant of the Leased Premises (as distinguished from an alteration or improvement which would be required to be made by the owner of any warehouse-office building comparable to the Building irrespective of the use thereof by any particular occupant), and (ii) is not made necessary as a result of any alteration of the Leased Premises by Tenant (excluding the Tenant Improvements and excluding any subsequent alterations to the Leased Premises installed by or under the supervision of Landlord or its affiliates to the extent not included in the cost of such alteration), such Code Modification shall be performed by Landlord, at Landlord’s sole cost and expense.

(b)        Governmental Regulations – Landlord Responsibility. If, as a result of one or more Governmental Requirements that are not in existence as of the date of this Lease, it is necessary from time to time during the Lease Term, to perform a Code Modification to the Building or the Land that (i) is not made necessary as a result of the specific use being made by Tenant of Leased Premises (as distinguished from an alteration or improvement which would be required to be made by the owner of any warehouse-office building comparable to the Building irrespective of the use thereof by any particular occupant), and (ii) is not made necessary as a result of any alteration of the Leased Premises by Tenant, such Code Modification shall be performed by Landlord and cost thereof shall be included in Operating Expenses without being subject to any applicable cap on expenses set forth herein.

(c)        Governmental Regulations – Tenant Responsibility. If, as a result of one or more Governmental Requirements, it is necessary from time to time during the Lease Term to perform a Code Modification to the Building or the Land that is made necessary as a result of the specific use being made by Tenant of the Leased Premises or as a result of any alteration of the Leased Premises by Tenant, such Code Modification shall be the sole and exclusive responsibility of Tenant in all respects; provided, however, that Tenant shall have the right to retract its request to perform a proposed alteration in the event that the performance of such alteration would trigger the requirement for a Code Modification.

12.                                 Warranty. Landlord hereby agrees to make any and all repairs to the Building and the Leased Premises, at its own expense, as are necessary or reasonably desirable to correct any defects in the Leased Premises or the Building of which Tenant notifies Landlord in writing during the first twelve (12) months after Substantial Completion of the Tenant Improvements. In addition, Landlord hereby agrees to make any and all repairs to the Expansion Improvements, at its own expense, as are necessary or reasonably desirable to correct any defects in the Additional Space of which Tenant notifies Landlord in writing during the twelve (12) months after Substantial Completion of the Expansion Improvements. Each of the preceding two (2) sentences being referred to herein as the “Landlord Warranty”. Without limiting the foregoing, from and after Substantial Completion, Landlord shall enforce for the benefit of Tenant all warranties and guarantees relating to the Tenant Improvements and the Expansion Improvements, if applicable, and any and all systems contained in the Leased Premises. Within thirty (30) days after Substantial Completion, Landlord shall provide Tenant with copies of all warranties and guarantees applicable to the Tenant Improvements to the extent in Landlord’s possession. Thereafter, Landlord shall deliver copies of such warranties and guarantees to Tenant promptly following Landlord’s receipt thereof. Landlord agrees to use reasonable, diligent efforts to obtain such warranties and guarantees. Neither Landlord nor Tenant shall take any action which shall invalidate any of the foregoing warranties or guarantees, and Tenant shall provide Landlord with written notice of all warranty claims. Tenant will notify Landlord promptly upon discovery of any potential problems which may be covered under the foregoing warranties, and Landlord will cooperate with Tenant in enforcing such claims. Without limiting Landlord’s duty to perform repairs under any warranties contained herein, the extent and performance of any repairs required under the foregoing warranties will be mutually agreed to between Landlord and Tenant so as to minimize the disruption to Tenant’s business operations. This Landlord Warranty shall exclude damages or defects caused by Tenant, its agents, employees or contractors, improper or insufficient maintenance (to the extent required to be maintained by Tenant), improper operation or normal wear and tear under normal usage.

13.           Incentives Contingency. This Lease and the rights and obligations of the parties hereunder are contingent upon Tenant obtaining economic incentives acceptable to Tenant from the State of Georgia, Fulton County and City of East Point on or before June 29, 2007. Landlord shall cooperate reasonably with Tenant, at no cost to Landlord, in acquiring such tax incentives and shall execute such

Exhibit E

documentation and/or meet with any governmental officials as Tenant deems reasonably necessary in obtaining such tax incentives. In the event Tenant determines in its reasonable discretion that it will not be able to obtain economic incentives acceptable to Tenant, then Tenant shall have the right to terminate this Lease by written notice to Landlord delivered on or before June 29, 2007. If Tenant terminates this Lease in accordance with this Section 13, then Tenant shall reimburse Landlord for one hundred fifty percent (150%) of all costs incurred by Landlord in connection with this Lease, and thereafter, neither Landlord nor Tenant shall have any further obligations hereunder, except with respect to any obligations that expressly survive any such termination.

14.           Memorandum of Lease. Simultaneously with the execution and delivery of this Lease, Landlord and Tenant agree to execute a memorandum of this Lease substantially in the form attached hereto as Exhibit M (the “Memorandum of Lease”). Tenant shall have the right to record the Memorandum of Lease, at its sole cost and expense.

Exhibit E